Exhibit 10.1

Execution Version

PURCHASE AND SALE AGREEMENT

Entered into as of September 25, 2006

among

APEX SILVER MINES LIMITED,

APEX LUXEMBOURG S.À R.L.,

APEX SILVER MINES SWEDEN AB,

and

SUMITOMO CORPORATION

i

ii

TABLE OF SCHEDULES AND EXHIBITS

Schedule A-1	Ownership of Shares of New Sweden 1, New Sweden 2, and New Cayman
Schedule A-2	Ownership of Shares of MSC and Quotas of New Metals
Schedule B	Material Project Documents
Schedule C	Apex Disclosure Schedule
Schedule D	Sumitomo Disclosure Schedule
Schedule E	Purchase Price Allocation
Schedule F	New and Amended Financing Documents

Exhibit A	Form of MSC Shareholders Agreement
Exhibit B	Form of Metals Quotaholders Agreement
Exhibit C	Form of New Cayman Shareholders Agreement
Exhibit D	Form of Apex Guaranty
Exhibit E	Form of Sumitomo Guaranty
Exhibit F	Form of Deferred Payments Agreement
Exhibit G	Form of Dispute Resolution Agreement
Exhibit H	Form of Option Agreement
Exhibit I	Form of Reimbursement Agreement

iii

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement is entered into as of September 25, 2006, by and among:

APEX SILVER MINES LIMITED, an exempted company limited by shares duly organized and validly existing under the Laws of the Cayman Islands, British West Indies (“Apex”), with its registered office at Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies;

APEX LUXEMBOURG S.À R.L., a société à responsabilité limitée duly organized and validly existing under the Laws of the Grand Duchy of Luxembourg (“Apex Luxembourg”), with its registered office at 73, Côte d’Eich, L-1450 Luxembourg, registered with the Luxembourg Register of Commerce (Registre de Commerce et des Sociétés du Grand-Duché de Luxembourg) under number B 110 956;

APEX SILVER MINES SWEDEN AB, a privat aktiebolag duly organized and validly existing under the Laws of the Kingdom of Sweden (“Apex Sweden”), with its registered office at c/o Accurate Accounting AB, Drakegatan 7, SE-412 50 Göteborg, Sweden; and

SUMITOMO CORPORATION, a corporation duly organized and validly existing under the Laws of Japan (“Sumitomo”), with its headquarters at 8-11, Harumi, Chuo-ku, Tokyo 104-8610, Japan.

Apex, Apex Luxembourg, Apex Sweden, and Sumitomo are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”  Capitalized terms used and not otherwise defined in this Agreement have the respective meanings ascribed thereto in ARTICLE I.

RECITALS

A.            Apex Sweden owns, beneficially and of record, (1) shares representing 100% of the issued and outstanding share capital of means Gotlex Lageraktiebolag nr 451, organization number 556702-1083, a privat aktiebolag duly organized and validly existing under the Laws of the Kingdom of Sweden (“New Sweden 1”), with its registered office at c/o Wistrand Advokatbyrå, Lilla Bommen 1, 411 04 Göteborg, Sweden; and (2) shares representing 100% of the issued and outstanding share capital of Comercial Metales Blancos AB, a privat aktiebolag duly organized and validly existing under the Laws of the Kingdom of Sweden (“New Sweden 2”), with its registered office at c/o Anders Sköldberg, Ernst & Young AB, 401 82 Göteborg, Sweden.

B.            Each of Apex Sweden and Apex Luxembourg own, beneficially and of record, shares, which together represent 65% of the issued and outstanding share capital of Minera San Cristóbal S.A., a sociedad anónima organized under the Laws of Bolivia (“MSC”), with domicile at the city of Potosi, Bolivia, with register of commerce number 13681.  New Sweden 1 owns, beneficially and of record, shares representing 35% of the issued and outstanding share capital of MSC.

C.            Apex Sweden owns, beneficially and of record, a quota representing 65% of the issued and outstanding capital of Apex Metals Marketing GmbH, a Gesellschaft mit beschränkter Haftung organized under the Laws of Switzerland (“New Metals”), with its seat in Zug, Canton of Zug, Switzerland and with a registered address of c/o Juris Treuhand AG, Industriestrasse 47, 6304 Zug, Switzerland.  New Sweden 2 owns, beneficially and of record, a quota representing 35% of the issued and outstanding capital of New Metals.

D.            Apex Sweden is the holder of that certain Subordinated Promissory Note, dated as of the date hereof, made by MSC in favor of Apex Sweden in the original principal amount of US$27,495,378.00 of which US$27,495,378.00 is outstanding on the date hereof (the “Apex Sweden MSC Subordinated Debt”).  New Sweden 1 is the holder of that certain Subordinated Promissory Note, dated as of the date hereof, made by MSC in favor of New Sweden 1 in the original principal amount of US$14,805,204.00 of which US$14,805,204.00 is outstanding on the date hereof (the “New Sweden 1 MSC Subordinated Debt”).

E.             Apex Luxembourg owns, beneficially and of record, shares, which represent 100% of the issued and outstanding share capital of Apex Silver Finance Ltd., an exempted company limited by shares organized under the Laws of the Cayman Islands, British West Indies (“New Cayman”), with its registered office at Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

F.             MSC owns and is developing the San Cristóbal silver, zinc, and lead mine in Bolivia.

G.            Concurrently with the execution and delivery of this Agreement, New Metals and MSC are entering into the New Concentrate Sales Agreement and the Concentrate Sales Agreement, dated as of December 1, 2005, between MSC and Old Metals is being terminated.  Under the New Concentrate Sales Agreement, New Metals has the exclusive right to acquire and market the lead, zinc, and bulk concentrates produced by the Project.

H.            The New and Amended Financing Documents are being executed and delivered by the parties thereto concurrently with the execution and delivery of this Agreement.

I.              Apex Sweden desires to sell to Sumitomo, and Sumitomo desires to purchase from Apex Sweden, all of the shares of New Sweden 1 and New Sweden 2, in consideration for, among other things, a portion of the Purchase Price.

J.             Apex Luxembourg desires to sell to Sumitomo, and Sumitomo desires to purchase from Apex Luxembourg, the New Cayman Acquired Shares, in consideration for a portion of the Purchase Price.

AGREEMENT

In consideration of the mutual promises, covenants, and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement, the following terms have the following meanings:

“Acquired Entity” means New Sweden 1 or New Sweden 2, as the context requires.

“Acquired Entities” means New Sweden 1 and New Sweden 2.

“Action” has the meaning specified in Section 7.3(b).

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person in question.

“Agreement” means this Purchase and Sale Agreement (including the Exhibits, Disclosure Schedules (but not the Apex Disclosure Bundle), and other Schedules attached hereto).

“Apex” has the meaning specified in the preamble.

“Apex Disclosure Bundle” means the collection of documents listed so named, dated the date hereof, delivered by Apex to Sumitomo.

“Apex Disclosure Schedule” means the schedule so named attached hereto as Schedule C.

“Apex Guaranty” means the Guaranty in the form attached hereto as Exhibit D, being entered into by Apex in favor of New Sweden 1, New Sweden 2, and Sumitomo.

“Apex Luxembourg” has the meaning specified in the preamble.

“Apex Management Agreements Guarantee” means that certain Guarantee Agreement, dated as of December 1, 2005, by Apex in favor of MSC and Old Metals, as amended by the Omnibus Amendment Agreement, concerning, among other things, the MSC Management Agreement and the New Metals Management Agreement, and rights and obligations in respect of which were assigned to New Metals pursuant to the Assignment and Assumption of Contract.

“Apex Parent Guarantees” means the Apex Management Agreements Guarantee and the Apex Guaranty.

“Apex Sweden” has the meaning specified in the preamble.

“Apex Sweden MSC Subordinated Debt” has the meaning specified in the recitals.

“ASC Bolivia” means ASC Bolivia LDC (Sucursal Bolivia), the branch, existing under the Laws of Bolivia, with domicile at Calle Campos N° 265, La Paz, Bolivia and with register of commerce number 13961, of ASC Bolivia LDC, an exempted limited duration company organized under the Laws of the Cayman Islands, British West Indies, with its registered office at Walker House, Mary Street, George Town, Grand Cayman, Cayman Islands, British West Indies.

“ASC Bolivia Acquired Assets” has the meaning specified in Section 5.3(b).

“Assignment and Assumption of Contract” means that certain Assignment and Assumption of Contract, dated on or about the date hereof, between Old Metals and New Metals.

“Audited Balance Sheets” has the meaning specified in Section 4.5(a).

“Authorizations” means resolutions, approvals, or consents of third parties, creditors, shareholders, partners, and members, excluding any resolution, approval, or consent of any Governmental Authority.

“Basket Amount” has the meaning specified in Section 7.2(b).

“Bolivia” means the Republic of Bolivia.

“Bolivian Corporations Law” means the Bolivian Code of Commerce enacted by Decree Law No. 14379 of February 25, 1997.

“Bolivianos” or “Bs.” means Bolivianos, the lawful currency of Bolivia.

“Business Day” means any day other than Saturday, Sunday, and a day on which banks in New York, New York, U.S.A. or Tokyo, Japan are required or permitted to close.

“CHF” means Swiss francs, the lawful currency of Switzerland.

“Closing” has the meaning specified in Section 2.4.

“Closing Date” has the meaning specified in Section 2.4.

“Common Security Agreement” means that certain Common Security Agreement, dated as of December 1, 2005, among MSC, Apex Sweden, Apex Luxembourg, Old Metals, BNP Paribas, Barclays Capital, Corporación Andina de Fomento, JPMorgan Chase Bank, N.A., the senior lenders party thereto, and the hedge banks party thereto, as amended by the Omnibus Amendment Agreement.

“Confidential Information” has the meaning specified in Section 5.1.

“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of September 8, 2005, between Apex and Sumitomo.

“Contract” means any note, bond, indenture, debenture, security agreement, trust agreement, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, commitment, or obligation, whether oral or written.

“Control” means the ability to direct or cause the direction (whether through the ownership of voting securities, by contract, or otherwise) of the management and policies of a Person or to control (whether affirmatively or negatively and whether through the ownership of voting securities, by contract, or otherwise) the decision of such Person to engage in the particular conduct at issue.  A Person shall be rebuttably presumed to control an Entity if such Person owns, directly or indirectly through one or more intermediaries, (a) sufficient shares of stock or other equity interests of such Entity to allow such Person, under ordinary circumstances, to elect or direct the election of a majority of the members of the board of directors or other governing body of such Entity or (b) shares of stock or other equity interests of such Entity representing, in the aggregate, more than 50% of the aggregate outstanding economic interests in such Entity.  The term “Controlled” has a meaning correlative to that of Control.

“Default” has the meaning specified in the Common Security Agreement.

“Deferred Payments” has the meaning specified in Section 2.2.

“Deferred Payments Agreement” means the Deferred Payments Agreement in the form attached hereto as Exhibit F, being entered into by Apex Sweden and Sumitomo.

“Development Plan” means that certain San Cristóbal Development Plan, dated November 2004, prepared by MSC and concerning the construction and operation of the Project, as amended or otherwise modified by (a) those certain San Cristóbal Project Monthly Project Reports prepared by Aver Kvaerner through the date hereof, (b) that certain First Amendment to EPCM Services Supply Agreement, effective as of April 11, 2005, together with that certain First Change Order to EPCM Services Supply Agreement, dated as of June 8, 2005, that certain Second Change Order to EPCM Services Supply Agreement, dated as of July 21, 2005, that certain Third Change Order to EPCM Services Supply Agreement, dated as of December 2, 2005, that certain Fourth Change Order to EPCM Services Supply Agreement, and that certain Fifth Change Order to EPCM Services Supply Agreement, dated as of June 14, 2006, (c) the “Definitive Estimate” set forth in that certain Banks Reconciliation Template, dated August 2006, and (d) the memorandum and Table 1-Comparison of the Development Plan Production Plan and the July 2006 Revised Production Plan thereto, sent by email to Sumitomo on August 9, 2006.

“Disclosure Schedules” means either the Apex Disclosure Schedule or the Sumitomo Disclosure Schedule, as applicable.

“Dispute Resolution Agreement” has the meaning specified in Section 2.5(a)(vii).

“Dollars” means the lawful currency of the U.S.

“Employee Benefit Plan” means any “employee benefit plans” (within the meaning of Section 3(1) of ERISA), and any other material employee benefit plan, program, or arrangement for any current or former employee, director, consultant or independent contractor, or any dependent, survivor or beneficiary (in each case, whether or not resident in the United States), with respect to any of the foregoing, which is maintained, administered or contributed to (directly or indirectly) of MSC, Old Metals, New Metals, or any ERISA Affiliate.

“Entity” means any sociedad anónima, sociedad de responsabilidad limitada, Aktiengesellshchaft, Gesellschaft mit beschränkter Haftung, privat aktiebolag, société à responsabilité limitée, corporation, exempted company limited by shares, general or limited partnership, limited liability company, joint venture, trust, association, unincorporated entity of any kind, or Governmental Authority.

“Environmental Guidelines” means the following guidelines as in effect on the date hereof applicable to the Project (referred to in the Equator Principles framework): (a) World Bank Environmental, Health and Safety Guidelines (i) Mining and Milling - Open Pit dated August 11, 1995, (ii) Pollution Abatement and Prevention Handbook 1998:  General Environmental Guidelines, (iii) Operational Policy 4.01 (Environmental Assessment), (iv) Operation Policy 4.04 (Natural Habitats), (v) Operational Policy 4.11 (Cultural Property), (vi) Pollution Abatement and Prevention Handbook 1998: Part III Project Guidelines, Monitoring and Base Metal and Iron Ore Mining, and (vii) the Reclamation and Closure Plan Section in the Knight-Piesold Environmental Assessment of the Project (Closure Plan) and (b) IFC Safeguard Policies dated September 1998.

“Environmental Laws” means any and all Bolivian Laws relating to the regulation or protection of the environment or human health or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or toxic or hazardous substances or wastes.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Entity that would be considered a single employer with MSC, Old Metals, or New Metals pursuant to Section 414(b), (c), (m) or (o) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated under those sections or pursuant to Section 4001(b) of ERISA and the regulations promulgated thereunder.

“Event of Default” has the meaning specified in the Common Security Agreement.

“Filing” means any written registration, declaration, application, or filing.

“Financial Statements” has the meaning specified in Section 4.5(a).

“Financing Documents” means:

(a)           that certain Loan Agreement, dated December 1, 2005, among MSC, certain lenders named therein, and BNP Paribas, as administrative agent;

(b)           that certain Loan Agreement, dated December 1, 2005, between MSC and Corporación Andina de Fomento;

(c)           the Common Security Agreement;

(d)           that certain Sponsor Pledge and Agreement, dated as of December 1, 2005, between Apex and JPMorgan Chase Bank, N.A., as collateral agent (as amended by the Omnibus Amendment Agreement);

(e)           that certain Transfer Restrictions Agreement, dated as of December 1, 2005, among Apex, Apex Luxembourg, Apex Sweden, Old Metals, BNP Paribas, as administrative agent, and JPMorgan Chase Bank, N.A., as collateral agent (as amended by Amendment No. 1 to the Transfer Restrictions Agreement, dated as of May 2, 2006 and as further amended by the Omnibus Amendment Agreement);

(f)            that certain Completion Agreement, dated as of December 1, 2005, among Apex, Barclays Capital, BNP Paribas, and JPMorgan Chase Bank, N.A. (as amended by the Omnibus Amendment Agreement);

(g)           that certain ISDA Master Agreement (together with the Amended and Restated Schedule to the ISDA Master Agreement and the Credit Support Annex thereto), dated as of March 16, 2005 (as amended by that certain Amendment No. 1 to Master Agreement, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to Master Agreement, dated as of December 1, 2005), between BNP Paribas and Old Metals, as novated by the Metals Hedge Novation Agreements related thereto and as further amended by that certain Schedule to Master Agreement, dated on or about the date hereof, between BNP Paribas and New Cayman;

(h)           that certain ISDA Master Agreement (together with the Amended and Restated Schedule to the ISDA Master Agreement and the Credit Support Annex thereto), dated as of September 4,1998 (as amended by that certain Amendment, dated February 18, 2005, as further amended by that certain Amendment No. 2, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to Master Agreement, dated as of December 1, 2005), between Barclays Bank PLC and Old Metals, as novated by the Metals Hedge Novation Agreements related thereto and as further amended by that certain Schedule to Master Agreement, dated on or about the date hereof, between Barclays Bank PLC and New Cayman;

(i)            the Security Documents, including the Bolivian Security Documents (in each case, as defined in the Common Security Agreement);

(j)            the Omnibus Amendment Agreement;

(k)           that certain Pledge Agreement, dated on or about the date hereof, by Apex Luxembourg in favor of JPMorgan Chase Bank, N.A. (regarding shares of New Cayman);

(l)            that certain Pledge Agreement, dated on or about the date hereof, by Apex Sweden in favor of JPMorgan Chase Bank, N.A. (New York law pledge regarding quotas of New Metals);

(m)          that certain Pledge Agreement, dated on or about the date hereof, by Apex Sweden in favor of JPMorgan Chase Bank, N.A. (Swiss law pledge regarding quotas of New Metals);

(n)           that certain Pledge Agreement, dated on or about the date hereof, by New Sweden 2 in favor of JPMorgan Chase Bank, N.A. (Swiss law pledge regarding quotas of New Metals);

(o)           that certain Pledge Agreement, dated on or about the date hereof, by New Sweden 2 in favor of JPMorgan Chase Bank, N.A. (New York law pledge regarding quotas of New Metals);

(p)           that certain Pledge Agreement, dated on or about the date hereof, by Apex Sweden in favor of JPMorgan Chase Bank, N.A. (New York law pledge regarding shares of New Sweden 2);

(q)           that certain Pledge Agreement, dated on or about the date hereof, by Apex Sweden in favor of JPMorgan Chase Bank, N.A. (New York law pledge regarding quotas of New Sweden 1);

(r)            that certain Apex Silver Finance Cross-Guarantee and Security Agreement, dated on or about the date hereof, between New Cayman and JPMorgan Chase Bank, N.A.; and

(s)           any related notes, guarantees, collateral documents, instruments, and agreements executed in connection therewith (other than any such notes, guarantees, collateral documents, instruments, and agreements to which Sumitomo is a party);

in each case of clauses (a) through (s) of this definition, as such may be amended, novated, or otherwise modified through the date hereof.

“GAAP” means, in respect of MSC, generally accepted accounting principles as used in Bolivia and, in respect of Old Metals, New Metals, and New Cayman, generally accepted accounting principles as used in the U.S., in each case as in effect on the date hereof.

“Governing Documents” means the estatutos sociales, escritura de constitución social, articles or certificate of incorporation or formation or association, general or limited partnership agreement, limited liability company or operating agreement, bylaws, or other incorporation or governing documents of any Entity.

“Government Approvals” means any authorization, consent, approval, License, lease, ruling, permit, tariff, rate, certification, exemption, Filing, variance, claim, Judgment, decree, sanction, or publication of, by or with, any notice to, any declaration of or with, or any registration by or with, or any other action or deemed action by or on behalf of, any Governmental Authority.

“Governmental Authority” means any domestic or foreign national, regional, or local, court, governmental department, commission, authority, central bank, board, bureau, agency, official, or other instrumentality exercising executive, legislative, judicial, taxing, regulatory, or administrative powers or functions of or pertaining to government.

“Hedge Instrument” means (a) any currency swap agreement, option contract, future contract, option on futures contract, spot or forward contract, or other agreements to purchase or sell currency or any other arrangement entered into by a Person to hedge such Person’s exposure or to speculate on movements in rates of exchange of currencies; (b) any interest rate swap, option contract, futures contract, options on futures contract, cap, floor, collar, or any other similar hedging arrangements entered into by a Person to hedge such Person’s exposure to or to speculate on movements in interest rates; (c) any forward purchase, forward sale, put option, synthetic put option, call option, collar, or any other arrangement relating to commodities entered into by a Person to hedge such Person’s exposure to or to speculate on commodity prices; and (d) any other derivative transaction or hedging arrangement of any type or nature whatsoever that is the subject at any time of trading in the over-the-counter derivatives market.

“Indebtedness” means, without duplication, (a) all obligations created, issued, or incurred for borrowed money (whether by loan, the issuance and sale of debt securities, or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such other Person); (b) all obligations to pay the deferred purchase price or acquisition price of property or services (other than accrued expenses and trade accounts payable incurred in the ordinary course of business that are not more than 90 days past due); (c) all obligations to pay money evidenced by a note, bond, debenture, or similar instrument; (d) the principal amount of all obligations under or in respect of leases capitalized in accordance with generally accepted accounting principles as used in the U.S.; (e) all reimbursement obligations in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions; (f) all payment obligations under any Hedge Instrument to the extent constituting a liability under generally accepted accounting principles as used in the U.S.; and (g) all obligations of another Person of the type listed in clauses (a) through (f) of this definition, payment of which is guaranteed by or secured by Liens on the property of such Person (with respect to Liens, to the extent of the value of property pledged pursuant to such Liens if less than the amount of such obligations).

“Indemnified Party” has the meaning specified in Section 7.2(a).

“Indemnifying Party” has the meaning specified in Section 7.2(a).

“Intellectual Property Rights” means all permits, licenses, trademarks, patents, or agreements with respect to the usage of technology or other intellectual property (other than those constituting Government Approvals and off-the-shelf, commercially available software).

“Judgment” means any judgment, writ, order, decree, injunction, award, restraining order, or ruling of or by any court, judge, justice, arbitrator, or magistrate, including any bankruptcy court or judge, and any writ, order, decree, or ruling of or by any Governmental Authority.

“KYD” means Cayman Islands dollars, the lawful currency of the Cayman Islands, British West Indies.

“Law” or “Laws” means any national, regional, or local, or any foreign, statute, law, code, ordinance, rule, regulation, resolution, Judgment, regulatory agreement with a Governmental Authority, or general principle of common or civil law or equity.

“Legal Proceeding” means any private or governmental action, suit, complaint, arbitration, legal, or judicial or administrative proceeding or investigation, whether civil, criminal, or of any other nature.

“Licenses” means all franchises, concessions, licenses, permits, authorizations, certificates, variances, exemptions, consents, leases, rights of way, easements, instruments, orders, and approvals issued by any Governmental Authority.

“Lien” means any (a) security agreement, conditional sale agreement, or other title retention agreement; (b) lease, consignment, or bailment given for security purposes; and (c) lien, charge, restrictive agreement, prohibition against transfer, mortgage, pledge, legal privilege, option, encumbrance, adverse interest, security interest, claim, attachment, exception to or defect in title, or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights of way, restrictive covenants, leases, and Licenses granted to other Persons) of any kind, but excluding any of the foregoing created or imposed by or pursuant to this Agreement or any other Transaction Document.

“Losses” means losses, liabilities, damages, dues, deficiencies, assessments, Liens, fines, interest, penalties, including with respect to Taxes, costs, expenses, and obligations, including amounts reasonably paid in settlement, prosecuting, defending, or otherwise, and reasonable legal, accounting, experts, and other fees, costs, and expenses, in connection with claims, actions, suits, proceedings, hearings, investigations, charges, complaints, demands, injunctions, and Judgments.

“Mandatory Metals Hedge Agreements” has the meaning specified in the Common Security Agreement.

“Material Adverse Effect” means

(a)           with respect to MSC, Old Metals, New Cayman, and/or New Metals, (i) a material adverse effect on or change to the condition (financial or otherwise), business,

performance, operations, or properties of MSC, Old Metals, New Cayman, and New Metals, and the Project, taken together, except to the extent that such effect or change is attributable to or results from (A) changes affecting generally the securities or capital markets or economic conditions in the country or countries in which any such Entity conducts its businesses or the Project is conducted, (B) changes affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (C) changes in the country or countries in which the Project is being conducted or any such Entity conducts its businesses affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (D) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, (E) changes in generally accepted accounting principles in the U.S. or elsewhere, or (F) the Mandatory Metals Hedge Agreements, or (ii) any event, change, or circumstance that has a material adverse effect on the ability of such Entity to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents to which it is a party;

(b)           with respect to New Sweden 1 and/or New Sweden 2, (i) a material adverse effect on or change to the condition (financial or otherwise), business, performance, operations, or properties of New Sweden 1 and New Sweden 2, taken together, except to the extent that such effect or change is attributable to or results from (A) changes affecting generally the securities or capital markets or economic conditions in the country or countries in which any such Entity conducts its businesses or the Project is conducted, (B) changes affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (C) changes in the country or countries in which the Project is being conducted or any such Entity conducts its businesses affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (D) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (E) changes in generally accepted accounting principles in the U.S. or elsewhere, or (ii) any event, change, or circumstance that has a material adverse effect on the ability of such Entity to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents to which it is a party; or

(c)           with respect to Apex, Apex Sweden, Apex Luxembourg, and/or Service Company (i) a material adverse effect on or change to the condition (financial or otherwise), business, performance, operations, or properties of Apex and its Subsidiaries, taken as a whole, except to the extent that such effect or change is attributable to or results from (A) changes affecting generally the securities or capital markets or economic conditions in the country or countries in which any such Entity conducts its businesses or the Project is conducted, (B) changes affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (C) changes in the country or countries in which the Project is being conducted or any such Entity conducts its businesses affecting generally the industries in which any such Entity operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly or disproportionately), (D) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (E) changes in generally accepted accounting principles in the U.S. or elsewhere, or (ii) any event, change, or circumstance that has a material adverse effect on the ability of such Entity to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents to which it is a party.

“Material Project Documents” means the Contracts listed on Schedule B and each other Contract to which MSC is a party or by which MSC’s assets are bound, which is in effect on the date hereof, and has payments due to or from MSC thereunder in excess of US$10,000,000.00.

“Metals Hedge Novation Agreements” means

(a)           that certain Novation Agreement, dated on or about the date hereof, among BNP Paribas, Old Metals, as transferor, and Apex Luxembourg, as transferee, concerning that certain ISDA Master Agreement (together with the Schedule and the Credit Support Annex thereto), dated as of March 16, 2005 (as amended by that certain Amendment No. 1 to Master Agreement, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to the Master Agreement, dated as of December 1, 2005), between BNP Paribas and Old Metals;

(b)           that certain Novation Agreement, dated on or about the date hereof, among BNP Paribas, Apex Luxembourg, as transferor, and New Cayman, as transferee, concerning that certain ISDA Master Agreement (together with the Schedule and the Credit Support Annex thereto), dated as of March 16, 2005 (as amended by that certain Amendment No. 1 to Master Agreement, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to Master Agreement, dated as of December 1, 2005), between BNP Paribas and Old Metals, as novated by the Novation Agreement specified in clause (a) of this definition and as further amended by that certain Schedule to Master Agreement, dated on or about the date hereof, between BNP Paribas and New Cayman;

(c)           that certain Novation Agreement, dated on or about the date hereof, among Barclays Bank PLC, Old Metals, as transferor, and Apex Luxembourg, as transferee, concerning that certain ISDA Master Agreement (together with the Schedule and the Credit Support Annex thereto), dated as of September 4, 1998 (as amended by that certain Amendment, dated February 18, 2005, as further amended by that certain Amendment No. 2, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to Master Agreement, dated as of December 1, 2005), between Barclays Bank PLC and Old Metals; and

(d)           that certain Novation Agreement, dated on or about the date hereof, among Barclays Bank PLC, Apex Luxembourg, as transferor, and New Cayman, as transferee, concerning that certain ISDA Master Agreement (together with the Schedule and the Credit Support Annex thereto), dated as of September 4, 1998 (as amended by that certain Amendment, dated February 18, 2005, as further amended by that certain Amendment No. 2, dated as of June 16, 2005, and as further amended by that certain Amendment and Restatement of the Schedule to Master Agreement, dated as of December 1, 2005), between Barclays Bank PLC and Old Metals, as novated by the Novation Agreement specified in clause (c) of this definition and as further amended by that certain Schedule to Master Agreement, dated on or about the date hereof, between Barclays Bank PLC and New Cayman.

“Metals Quotaholders Agreement” has the meaning specified in Section 2.5(a)(v).

“Mining Concessions” means, collectively, the mining concessions listed on Section 4.3(a) of the Apex Disclosure Schedule.

“Minute Books” has the meaning specified in Section 4.1(d).

“MOU” means that certain Non-Binding Memorandum of Understanding, dated June 29, 2006, between Apex and Sumitomo.

“MSC” has the meaning specified in the recitals.

“MSC Management Agreement” means that certain Amended and Restated Management and Services Agreement, dated on or about the date hereof, between MSC and Service Company.

“MSC Shareholders Agreement” has the meaning specified in Section 2.5(a)(iv).

“MSC Subordinated Debt” means the Apex Sweden MSC Subordinated Debt, the New Sweden 1 MSC Subordinated Debt, and the New Cayman MSC Subordinated Debt.

“New and Amended Financing Documents” means the agreements, documents, and instruments listed on Schedule F.

“New Cayman” has the meaning specified in the recitals.

“New Cayman Acquired Shares” means shares of New Cayman representing 35% of the issued and outstanding shares of New Cayman as of the Closing.

“New Cayman Shareholders Agreement” has the meaning specified in Section 2.5(a)(vi).

“New Concentrate Sales Agreement” means that certain Concentrate Sales Agreement, dated on or about the date hereof, between MSC and New Metals.

“New Metals” has the meaning specified in the recitals.

“New Metals Management Agreement” means that certain Management and Services Agreement, dated on or about the date hereof, among New Metals, New Cayman, and Service Company.

“New Sweden 1” has the meaning specified in the recitals.

“New Sweden 1 Acquired Shares” means shares of New Sweden 1 representing 100% of the issued and outstanding shares of New Sweden 1 as of the Closing.

“New Sweden 1 MSC Subordinated Debt” has the meaning specified in the recitals.

“New Sweden 2” has the meaning specified in the recitals.

“New Sweden 2 Acquired Shares” means shares of New Sweden 2 representing 100% of the issued and outstanding shares of New Sweden 2 as of the Closing.

“Old Metals” means Apex Metals GmbH, a Gesellschaft mit beschränkter Haftung organized under the Laws of Switzerland, with its seat in Zug, Canton of Zug, Switzerland and with a registered address of c/o Juris Treuhand AG, Industriestrasse 47, 6304 Zug, Switzerland.

“Old Metals Concentrate Sales Agreement Termination” means that certain Termination Agreement, dated as of the date hereof, between MSC and Old Metals, concerning that certain Concentrate Sales Agreement, dated as of December 1, 2005, between MSC and Old Metals.

“Omnibus Amendment Agreement” means that certain Omnibus Amendment Agreement, dated as of September 20, 2006, among MSC, Apex, Apex Sweden, Apex Luxembourg, Old Metals, New Cayman, New Metals, New Sweden 1, New Sweden 2, BNP Paribas, Barclays Capital, Corporación Andina de Fomento, JPMorgan Chase Bank, N.A., the senior lenders party thereto, and the hedge banks party thereto.

“Operational Agreements” means all Contracts to which Old Metals is a party or by which its assets are bound requiring payments in excess of US$25,000.00 on an annual basis or that are otherwise material to Old Metals.

“Option Agreement” means the Option Agreement in the form attached hereto as Exhibit H, being entered into by Apex and Sumitomo.

“Other Property Rights” means, collectively, easements, leases, mining and civil usufructs, rights of way, surface rights, real estate other than mining concessions, and other property rights.

“Party” or “Parties” has the meaning specified in the preamble.

“Performance Security” has the meaning specified in Section 4.17.

“Permitted Liens” means, with respect to any Person, the following: (a) Liens for Taxes, assessments, or other governmental charges or levies not yet due and payable or that are being contested in good faith through appropriate proceedings diligently conducted and for which adequate reserves (as determined on the basis of generally accepted accounting principles as used in the U.S.) have been established; (b) Liens of carriers, warehousemen, mechanics, materialmen, and landlords incurred in the ordinary course of business for sums not yet due or that are being contested in good faith through appropriate proceedings diligently conducted and for which adequate reserves (as determined on the basis of generally accepted accounting principles as used in the U.S.) have been established; (c) Liens incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, legal privileges, leases, bank guarantees, letters of credit, and Contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (d) purchase money security interests or Liens on property acquired or held by the applicable Person in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property; (e) easements, restrictions, and other minor defects of title that are not, in the aggregate, material or which do not, individually or in the aggregate, materially and adversely affect the value of the property affected thereby or the use thereof for its intended purpose; and (f) Liens incurred under the Financing Documents.

“Person” means any natural person or Entity.

“Port Agreement” means that certain Construction and Port Services Agreement, dated as of September 1, 2003 (as amended by First Amendment to the Construction and Port Services Agreement, dated as of March 31, 2005, and as further amended by Second Amendment to Construction and Port Services Agreement, dated as of December 16, 2005) by and between MSC and Puerto de Mejillones S.A.

“Preemptive Rights” means (a) the preferred rights that the shareholders of a sociedad anónima have, pursuant to Article 255 of the Bolivian Corporations Law, entitling them to purchase newly issued shares of such sociedad anónima in accordance with their pro rata shareholding; (b) the preferred rights that the quotaholders of a Gesellschaft mit beschränkter Haftung have, pursuant to Article 787 of the Swiss Code of Obligations, entitling them to acquire a proportional increase of their quotas; and (c) the preferred rights that the shareholders of a Swedish privat aktiebolag have entitling them to purchase newly issued shares of such privat aktiebolag in accordance with their pro rata shareholding.

“Project” means the development, establishment, construction, and operation by MSC of the San Cristóbal open pit silver, zinc, and lead mine and processing facilities located in the Potosi Department, Bolivia, the processing of silver, zinc, and lead ores to recover silver bearing zinc, and lead concentrates, and related infrastructure (including rail transportation, power transmission, and port facilities), and the marketing and sale of the products thereof and other activities reasonably ancillary thereto.

“Project Information” means all the information related to the Project contained in the Apex Disclosure Bundle taken as a whole.

“Purchase Price” has the meaning specified in Section 2.2.

“Rail Transportation Agreement” means that certain Transportation Agreement, dated as of March 15, 2005, between MSC and Antofagasta Railway Company PLC.

“Reimbursement Agreement” means a reimbursement agreement in the form attached hereto as Exhibit I, being entered into by Sumitomo in favor of Apex.

“Reference Exchange Rate” has the meaning specified in Section 8.11(d).

“Restriction” means, with respect to any share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, any voting or other trust or agreement, option, warrant, preemptive right (other than Preemptive Rights), right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney, or other Contract (but excluding this Agreement and the other Transaction Documents), or any License that, conditionally or unconditionally, (a) grants to any Person the right to purchase or otherwise acquire, or obligates any Person to sell or otherwise dispose of or issue, or otherwise gives or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may give any Person the right to acquire (i) any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; (ii) any proceeds of, or any distributions paid or that are or may become payable with respect to, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security; or (iii) any interest in such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; (b) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions; or (c) creates or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to create a Lien or purported Lien affecting such share capital, partnership interest, membership right or membership interest in a limited liability company, or other equity interest or security, proceeds or distributions.

“Scheduled Contracts” has the meaning specified in Section 4.7(a).

“SEK” means Swedish kronas, the lawful currency of Sweden.

“Service Company” means Apex Silver Mines Corporation, a corporation organized under the Laws of Delaware, U.S.A.

“Subsidiary” means, with respect to any Person:

(a)           a corporation a majority in voting power of whose share capital with voting power, under ordinary circumstances, to elect directors is, at the date of determination thereof, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, without regard to whether the voting of such share capital is subject to a voting agreement or similar Restriction,

(b)           a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination thereof, (i) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (ii) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or

(c)           any Entity (other than a corporation, partnership, or limited liability company) in which such Person, a Subsidiary of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (i) the power to elect or direct the election of a majority of the members of the governing body of such Person (whether or not such power is subject to a voting agreement or similar Restriction) or (ii) in the absence of such a governing body, at least a majority ownership interest.

“Sumitomo” has the meaning specified in the preamble.

“Sumitomo Completion Agreement” means that certain Sumitomo Completion Agreement, dated on or about the date hereof, among Sumitomo, Barclays Capital, BNP Paribas, and JPMorgan Chase Bank, N.A.

“Sumitomo Disclosure Schedule” means the schedule so named attached hereto as Schedule D.

“Sumitomo Guaranty” means the Guaranty in the form attached hereto as Exhibit E, being entered into by Sumitomo in favor of Apex Sweden, Apex Luxembourg, and Apex.

“Sweden” means the Kingdom of Sweden.

“Swiss Company Law” means Articles 620 to 926 of the Swiss Code of Obligations.

“Switzerland” means the Swiss Confederation.

“Tax Authority” means any Governmental Authority of any kind with the power to impose any Tax.

“Tax” or “Taxes” means all taxes, however denominated, foreign or domestic, including any monetary adjustments, interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Tax Authority, which taxes include all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, income withholding taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business or municipal license (patente municipal) taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers’ compensation, governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

“Tax Returns” means all returns, declarations, reports, forms, claims for refund, estimates, information returns, and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Tax Authority in connection with any Taxes.

“Third Party Concentrate Sales Agreement” has the meaning specified in the Common Security Agreement.

“Transaction Documents” means this Agreement, the MSC Shareholders Agreement, the Metal Quotaholders Agreement, the New Cayman Shareholders Agreement, the Deferred Payments Agreement, the Dispute Resolution Agreement, the MSC Management Agreement, the New Metals Management Agreement, the Option Agreement, the New and Amended Financing Documents, the Metals Hedge Novation Agreements, the Old Metals Concentrate Sales Agreement Termination, the New Concentrate Sales Agreement, the Apex Parent Guarantees, the Sumitomo Guaranty, the Reimbursement Agreement, and any and all other documents, instruments, and agreements being or to be executed and delivered in connection with the transactions contemplated hereby (including in connection with the satisfaction of each Party’s conditions hereunder) or thereby.

“Transmission Line Loan Documents” means (a) that certain Power Line Construction and Transmission Agreement, dated as of January 14, 2005 (as amended by the First Amendment to Power Line Construction and Transmission Agreement, dated as of March 14, 2005, and as further amended by the Second Amendment to Power Line Construction and Transmission Agreement, dated as of August 29, 2005), among MSC, Ingelec S.A., Ingelec Transportadora de Electricidad S.A., Ingelec Electricity Transportation Investments, Corp., and San Cristóbal Transportadora de Electricidad, S.A.; (b) that certain Loan Agreement, dated as of April 15, 2005, between ASC Bolivia and San Cristóbal Transportadora de Electricidad, S.A.; (c) that certain Promissory Note, dated as of April 15, 2005, made by San Cristóbal Transportadora de Electricidad, S.A. in favor of ASC Bolivia; (d) that certain Escrow Agreement and Account Pledge and Security Agreement, dated as of April 15, 2005, among San Cristóbal Transportadora de Electricidad, S.A., ASC Bolivia, and Atlantic Security Bank, Cayman Islands; (e) that certain Pledge Agreement, dated as of April 15, 2005, made by Ingelec Electricity Transportation Investments, Corp., Raúl Quiroga, and Rene Fernández in favor of ASC Bolivia; (f) that certain Pledge Agreement, dated as of April 15, 2005, made by Ingelec Transportadora de Electricidad S.A. in favor of ASC Bolivia; (g) that certain Guaranty, dated as of April 15, 2005, made by Ingelec S.A., Ingelec Transportadora de Electricidad S.A., and Ingelec Electricity Transportation Investments, Corp. in favor of ASC Bolivia; and (h) a moveables pledge agreement to be entered into pursuant to the agreement referred to in clause (b) of this definition.

“Unaudited Balance Sheet Date” has the meaning specified in Section 4.5(a).

“Unaudited Separate Balance Sheet Date” has the meaning specified in Section 4.5(a).

“U.S.” or “U.S.A.” means the United States of America.

“US$” means Dollars.

ARTICLE II
PURCHASE AND SALE; CLOSING

Section 2.1             Purchase and Sale.  On and subject to the terms and conditions of this Agreement, simultaneously with the execution and delivery of this Agreement by the Parties and for the consideration specified in Section 2.2:

(a)           Sumitomo is purchasing from Apex Sweden, and Apex Sweden is selling, transferring, assigning, conveying, and delivering to Sumitomo, all the right, title, and interest of Apex Sweden in and to the New Sweden 1 Acquired Shares, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or the Governing Documents of New Sweden 1 generally on all shares of New Sweden 1, or (iii) existing under the Financing Documents;

(b)           Sumitomo is purchasing from Apex Sweden, and Apex Sweden is selling, transferring, assigning, conveying, and delivering to Sumitomo, all the right, title, and interest of Apex Sweden in and to the New Sweden 2 Acquired Shares, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or the Governing Documents of New Sweden 2 generally on all shares of New Sweden 2, or (iii) existing under the Financing Documents; and

(c)           Sumitomo is purchasing from Apex Luxembourg, and Apex Luxembourg is selling, transferring, assigning, conveying, and delivering to Sumitomo, all the right, title, and interest of Apex Luxembourg in and to the New Cayman Acquired Shares, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or the Governing Documents of New Cayman generally on all shares of New Cayman, or (iii) existing under the Financing Documents.

Section 2.2             Purchase Price  Simultaneously with execution and delivery of this Agreement, Sumitomo is (a) paying or causing to be paid to Apex Sweden and Apex Luxembourg US$224,000,000.00 (the “Purchase Price”) by wire transfer of immediately available Dollar funds to such account or accounts of Apex , as Apex Sweden and/or Apex Luxembourg has specified to Sumitomo prior to the date hereof and (b) agreeing to make payments to Apex Sweden at the times, in the amounts, and otherwise in accordance with and on the terms set forth in the Deferred Payments Agreement (the “Deferred Payments”).

Section 2.3             Allocation of Purchase Price.  The Parties shall allocate the Purchase Price among the New Sweden 1 Acquired Shares, the New Sweden 2 Acquired Shares, the New Cayman Acquired Shares, and the ASC Bolivia Acquired Assets as specified on Schedule E for all purposes; provided that such allocations are consistent with Law (including financial reporting and Tax Law).  The Parties covenant and agree that (a) such allocation was determined in an arm’s length negotiation and none of the Parties shall take a position on any Tax Return before any Tax Authority or in any judicial proceeding that is in any way inconsistent with such allocation without the prior written consent of the other Parties or unless specifically required pursuant to a determination by an applicable Tax Authority; (b) they shall cooperate with each other in connection with the preparation, execution, and filing of all Tax Returns related to such allocation; and (c) they shall promptly advise each other regarding the existence of any tax audit, controversy, or litigation related to such allocation.  The parties agree to treat any amounts payable pursuant ARTICLE VII, as an adjustment to the Purchase Price for Tax purposes, unless the Law, pursuant to a determination by an applicable Tax Authority, causes such a payment not to be treated as an adjustment to the Purchase Price for Tax purposes.

Section 2.4             Closing.  The closing of the transactions contemplated by this Agreement (the “Closing”) commenced at 9:00 a.m., George Town, Grand Cayman, Cayman Islands, British West Indies time in George Town, Grand Cayman, Cayman Islands, British West Indies, on date hereof (the “Closing Date”).

Section 2.5             Closing Deliveries.

(a)           Apex Closing Deliveries.  At the Closing, Apex, Apex Sweden, and Apex Luxembourg are delivering or causing to be delivered to Sumitomo:

(i)                                     one or more certificates evidencing the New Sweden 1 Acquired Shares, duly endorsed by Apex Sweden to Sumitomo, together with a copy of the shareholders’ register of New Sweden 1 evidencing that Sumitomo has been entered therein as holder of the New Sweden 1 Acquired Shares;

(ii)                               one or more certificates evidencing the New Sweden 2 Acquired Shares, duly endorsed by Apex Sweden to Sumitomo, together with a copy of the shareholders’ register of New Sweden 2 evidencing that Sumitomo has been entered therein as holder of the New Sweden 2 Acquired Shares;

(iii)                            one or more certificates evidencing the New Cayman Acquired Shares, duly endorsed by Apex Luxembourg to Sumitomo, together with a copy of the shareholders’ register of New Cayman evidencing that Sumitomo has been entered therein as holder of the New Cayman Acquired Shares;

(iv)                           counterparts of the MSC Shareholders Agreement in the form attached hereto as Exhibit A (the “MSC Shareholders Agreement”), duly executed by Apex Luxembourg, Apex Sweden, Old Metals, New Sweden 1, and MSC;

(v)                                 counterparts of the Metals Quotaholders Agreement in the form attached hereto as Exhibit B (the “Metals Quotaholders Agreement”), duly executed by Apex Sweden, New Sweden 2, and New Metals;

(vi)                              counterparts of the Apex Silver Finance Shareholders Agreement in the form attached hereto as Exhibit C (the “New Cayman Shareholders Agreement”), duly executed by Apex Luxembourg and New Cayman;

(vii)                        counterparts of the Dispute Resolution Agreement in the form attached hereto as Exhibit G (the “Dispute Resolution Agreement”), duly executed by Apex, Apex Luxembourg, Apex Sweden, New Metals, Service Company, New Sweden 1, New Sweden 2, MSC, New Metals, and New Cayman;

(viii)                     counterparts of the MSC Management Agreement, duly executed by MSC and Service Company;

(ix)                             counterparts of the New Metals Management Agreement, duly executed by New Metals, New Cayman, and Service Company;

(x)                                counterparts of the Deferred Payments Agreement, duly executed by Apex Sweden;

(xi)                             counterparts of the Option Agreement, duly executed by Apex;

(xii)                          a copy of the Apex Disclosure Bundle, which copy has been reviewed and initialed by representatives of Apex in order to ensure that it is identical to the copies being retained by Apex and Sumitomo;

(xiii)                       the various certificates, instruments, and documents referred to in Section 6.2;

(xiv)                      counterparts of the New and Amended Financing Documents, duly executed by Apex and its Subsidiaries that are parties thereto;

(xv)                         written letters of resignation from each of the current officers, if any, and members of the boards of directors of New Sweden 1 and New Sweden 2 to be effective immediately following the Closing;

(xvi)                      counterparts of the Metals Hedge Novation Agreements, duly executed by Old Metals and New Cayman;

(xvii)                   counterparts of the Old Metals Concentrate Sales Agreement Termination, duly executed by Old Metals and MSC;

(xviii)                counterparts of the New Concentrate Sales Agreement, duly executed by New Metals and MSC;

(xix)                        a written letter of resignation from one director of MSC;

(xx)                           a copy of Articles of Association of New Metals in the form of the German language version attached as Exhibit A to the Metals Quotaholders Agreement;

(xxi)                        a copy of Articles of Association of New Cayman in the form attached as Exhibit A to the New Cayman Shareholders Agreement;

(xxii)                     counterparts of the Reimbursement Agreement, duly executed by Apex;

(xxiii)                  US$50,000.00 to Sumitomo by wire transfer of immediately available Dollar funds to such account of Sumitomo as Sumitomo has specified to Apex prior to the date hereof in respect of a fee being paid by Apex to Sumitomo in connection with Sumitomo’s execution and delivery of the Sumitomo Completion Agreement;

(xxiv)                 the Apex Parent Guarantees, duly executed by Apex; and

(xxv)                    such other documents and instruments as Sumitomo has reasonably requested.

(b)           Sumitomo Closing Deliveries.  At the Closing, Sumitomo is delivering or causing to be delivered to Apex, Apex Sweden, and Apex Luxembourg:

(i)            the Purchase Price;

(ii)           counterparts of the New Cayman Shareholders Agreement, duly executed by Sumitomo;

(iii)         the Sumitomo Guaranty, duly executed by Sumitomo;

(iv)         counterparts of the Dispute Resolution Agreement, duly executed by Sumitomo;

(v)          counterparts of the Deferred Payments Agreement, duly executed by Sumitomo;

(vi)         counterparts of the Option Agreement, duly executed by Sumitomo;

(vii)                        counterparts of the Reimbursement Agreement, duly executed by Sumitomo;

(viii)                     a copy of the Apex Disclosure Bundle, which copy has been reviewed and initialed by representatives of Sumitomo in order to ensure that it is identical to the copies being retained by Apex and Sumitomo;

(ix)                             the various certificates, instruments, and documents referred to in Section 6.3;

(x)                                counterparts of the New and Amended Financing Documents, duly executed by Sumitomo; and

(xi)                             such other documents and instruments as Apex has reasonably requested.

Section 2.6             MOU.  Sumitomo and Apex hereby agree that upon the execution and delivery of this Agreement by the Parties, the MOU is hereby terminated, and this Agreement and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements between the Parties and the other parties thereto with respect to the matters provided for in the MOU, and supersede and discharge the MOU.

ARTICLE III
TRANSACTION REPRESENTATIONS AND WARRANTIES

Section 3.1             Apex’s Representations and Warranties.  Apex represents and warrants with respect to itself, Apex Sweden, Apex Luxembourg, Old Metals, and Service Company to Sumitomo that the statements contained in this Section 3.1 are true, correct, and complete as of the date of this Agreement (except to the extent such representation and warranty specifically speaks as of a different date).

(a)           Organization.  It is duly organized, validly existing, and, to the extent applicable in its jurisdiction of organization, in good standing, under the Laws of its jurisdiction of organization.

(b)           Power and Authority.  (i) It has all requisite corporate or other Entity power and authority to enter into, and to perform its obligations under, this Agreement and each Transaction Document being or to be executed and delivered by it pursuant to this Agreement; and (ii) the execution and delivery by it of this Agreement and each Transaction Document to which it is or shall be a party, and the performance by it of its obligations under this Agreement and each Transaction Document to which it is or shall be a party, have been duly authorized by all requisite corporate or other Entity action.

(c)           Validity.  Each of this Agreement and the other Transaction Documents being or to be executed and delivered by it has been duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this

Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, each Transaction Document being or to be executed and delivered by it shall constitute, its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required Authorizations and Government Approvals set forth in Section 3.1(d) of the Apex Disclosure Schedule or that have been obtained or made, no Authorization or Government Approval is required, on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or any of the other Transaction Documents being or to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  Assuming the Authorizations and Government Approvals set forth in Section 3.1(d) of the Apex Disclosure Schedule will be obtained or made, the execution and delivery by it of this Agreement and the other Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents being or to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby do not and shall not, (i) violate or conflict with any provision of its Governing Documents; (ii) violate any of the terms, conditions, or provisions of any Law or Government Approval to which it is subject or by which it or any of its assets is bound; (iii) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination or cancellation) under, or give rise to or accelerate any material obligation under, or pursuant to, any material Contract to which it is a party or by which it or any of its assets is bound; or (iv) result in a Lien or Restriction (other than any Lien or Restriction of the type referred to in the first sentences of Section 3.1(l)  and Section 3.1(o)) on any of the New Sweden 1 Acquired Shares, the New Sweden 2 Acquired Shares, or the New Cayman Acquired Shares.

(f)            Brokers’ and Finders’ Fees.  There is no broker, finder, investment banker, or similar intermediary that has been retained by, or is authorized to act on behalf of, it or any of its Affiliates or any of their respective officers or directors who shall be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could be or become a liability of Sumitomo, any of Sumitomo’s Affiliates, MSC, Old Metals, New Metals, New Cayman, or either Acquired Entity.

(g)           Capitalization of New Sweden 1.  (i) New Sweden 1 has an issued and registered share capital of SEK 100,000 divided into 1,000 issued and outstanding shares, all in a single series, with no preference; (ii) the issued and outstanding shares of New Sweden 1 are as set forth on Schedule A-1, and the information set forth therein is true, correct, and complete; (iii) all of such issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable and not issued in violation of any

Preemptive Rights; (iv) there are no other issued or outstanding capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital or other securities of or ownership interests in New Sweden 1 or obligating New Sweden 1, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in New Sweden 1 or obligating New Sweden 1 to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(h)           Capitalization of New Sweden 2.  (i) New Sweden 2 has an issued and registered share capital of SEK 100,000 divided into 1,000 issued and outstanding shares, all in a single series, with no preference; (ii) the issued and outstanding shares of New Sweden 2 are as set forth on Schedule A-1, and the information set forth therein is true, correct, and complete; (iii) all of such issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable and not issued in violation of any Preemptive Rights; (iv) there are no other issued or outstanding capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital or other securities of or ownership interests in New Sweden 2 or obligating New Sweden 2, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in New Sweden 2 or obligating New Sweden 2 to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(i)            Capitalization of MSC.  The share capital of MSC is Bs.2,151,361,000.00, divided into 21,513,610 registered shares, all in a single series, with no preference, all of which are issued and outstanding.  The issued and outstanding shares of MSC are set forth on Schedule A-2, and the information set forth therein is true, correct, and complete.  All of such issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable, and not issued in violation of any Preemptive Rights.  Except as provided in the Financing Documents and the New and Amended Financing Documents, there are no other issued or outstanding share capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the share capital or other securities of or ownership interests in MSC or obligating MSC, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in MSC or obligating MSC to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(j)            Capitalization of New Metals.  (i) The capital of New Metals is CHF 20,000, divided into two issued and outstanding quotas of a single series and with no preference; (ii) the issued and outstanding quotas of New Metals are as set forth on Schedule A-2, and the information set forth therein is true, correct, and complete; (iii) such issued and outstanding quotas are duly authorized, validly issued, fully paid, and nonassessable, and not issued in violation of any Preemptive Rights; and (iv) except as provided in the Financing Documents and the New and Amended Financing Documents, there are no other issued or outstanding capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital or other securities of or ownership interests in New Metals or obligating New Metals, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in New Metals or obligating New Metals to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(k)           Capitalization of New Cayman.  (i) New Cayman has an issued and registered share capital of US$100 divided into 100 issued and outstanding shares, all in a single series, with no preference; (ii) the issued and outstanding shares of New Cayman are as set forth on Schedule A-1, and the information set forth therein is true, correct, and complete; (iii) all of such issued and outstanding shares are duly authorized, validly issued, fully paid, and nonassessable; (iv) there are no other issued or outstanding capital, subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights, exchangeable or convertible securities, or other commitments or agreements of any nature relating to the capital or other securities of or ownership interests in New Cayman or obligating New Cayman, at any time or upon the happening of any event, to issue, transfer, deliver, sell, repurchase, redeem, or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed, or otherwise acquired, any of its share capital, other securities, or ownership interests or any phantom shares, phantom equity interests, or stock or equity appreciation rights, or other ownership interests in New Cayman or obligating New Cayman to grant, extend, or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment, or agreement.

(l)            Ownership of Shares of New Sweden 1 and New Sweden 2.  Immediately prior to the Closing, Apex Sweden was the sole owner, beneficially and of record, of, and had good and valid title to, all of the issued and outstanding shares of New Sweden 1 and New Sweden 2 as set forth on Schedule A-1, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or by the Governing Documents of New Sweden 1 or New Sweden 2 generally on all shares of New Sweden 1 and New Sweden 2, or (iii) existing under the Financing Documents.  Such shares of New Sweden 1 and New Sweden 2 include all voting and dividend rights and interests in respect of capital, and corporate funds of any kind, purpose, or denomination, such as reserve, revaluation, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed, even if agreements are pending with regard to their distribution or to which Apex Sweden is otherwise entitled as the owner thereof as of the Closing Date, whether originating in the current fiscal year or any previous fiscal year.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of such shares of New Sweden 1 or New Sweden 2, other than the Contracts listed in Section 3.1(1) Section 3.1(l)of the Apex Disclosure Schedule, true, correct, and complete copies of which have been provided to Sumitomo, the Financing Documents, and the Transaction Documents.

(m)          Ownership of Shares of MSC.  Apex Sweden is the owner, beneficially and of record, of, and has good and valid title to, 13,983,846 registered shares of the issued and outstanding shares of MSC, Apex Luxembourg is the owner, beneficially and of record, of and has good and valid title to, one registered share of the issued and outstanding shares of MSC, and New Sweden 1 is the owner, beneficially and of record, of, and has good and valid title to, 7,529,763 registered shares of the issued and outstanding shares of MSC as set forth on Schedule A-2, in each case free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or by the Governing Documents of MSC generally on all shares of MSC, or (iii) existing under the Financing Documents.  Such shares of MSC include all voting and dividend rights and interests in respect of capital, and corporate funds and patrimonial rights and account of any kind, purpose, or denomination, such as special or legal reserve, revaluation, patrimonial adjustment, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed, even if agreements are pending with regard to their distribution or to which Apex Sweden, Apex Luxembourg, or New Sweden 1, as applicable, is otherwise entitled as the owner thereof as of the Closing Date, whether originating in the current business year or any previous business year.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of such shares of MSC, other than the Contracts listed in Section 3.1(m) of the Apex Disclosure Schedule, true, correct, and complete copies of which have been provided to Sumitomo, the Financing Documents, and the Transaction Documents.

(n)           Ownership of Quotas of New Metals.  Apex Sweden is the owner, beneficially and of record, of, and has good and valid title to, one quota representing 65% of the issued and outstanding capital of New Metals and New Sweden 2 is the owner, beneficially and of record, of, and has good and valid title to, one quota representing 35% of the issued and outstanding capital of New Metals as set forth on Schedule A-2, in each case free and clear of all Liens and Restrictions, other than Liens or Restrictions

(i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or by the Governing Documents of New Metals generally on all quotas of New Metals, or (iii) existing under the Financing Documents.  No other quotas of New Metals are outstanding.  Such quotas of New Metals include all voting and dividend rights and interests in respect of capital, and corporate funds of any kind, purpose, or denomination, such as reserve, revaluation, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed, even if agreements are pending with regard to their distribution or to which Apex Sweden or New Sweden 2, as applicable, is otherwise entitled as the owner thereof as of the Closing Date, whether originating in the current fiscal year or any previous fiscal year.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of such quotas of New Metals, other than the Contracts listed in Section 3.1(n) of the Apex Disclosure Schedule, true, correct, and complete copies of which have been provided to Sumitomo, the Financing Documents, and the Transaction Documents.

(o)           Ownership of Shares of New Cayman.  Immediately prior to the Closing, Apex Luxembourg was the sole owner, beneficially and of record, of, and had good and valid title to, all of the issued and outstanding shares of New Cayman as set forth on Schedule A-1, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law or by the Governing Documents of New Cayman generally on all shares of New Cayman, or (iii) existing under the Financing Documents.  Such shares of New Cayman include all voting and dividend rights and interests in respect of capital, and corporate funds of any kind, purpose, or denomination, such as reserve, revaluation, credit, profit, and dividend funds, whether accumulated or not, that have not been distributed, even if agreements are pending with regard to their distribution or to which Apex Luxembourg is otherwise entitled as the owner thereof as of the Closing Date, whether originating in the current fiscal year or any previous fiscal year.  There are no voting trusts, proxies, powers of attorney, or other agreements or understandings with respect to the voting of such shares of New Cayman, other than the Contracts listed in Section 3.1(o) of the Apex Disclosure Schedule, true, correct, and complete copies of which have been provided to Sumitomo, the Financing Documents, and the Transaction Documents.

(p)           Ownership of MSC Subordinated Debt and ASC Bolivia Acquired Assets.  Apex Sweden is the holder of, and has good and valid title to, the Apex Sweden MSC Subordinated Debt representing 65% of the aggregate outstanding principal amount of, and accrued and unpaid interest, if any, on, the Apex Sweden MSC Subordinated Debt and New Sweden 1 MSC Subordinated Debt, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law generally on all the MSC Subordinated Debt, or (iii) existing under the Financing Documents.  New Sweden 1 is the holder of, and has good and valid title to, the New Sweden 1 MSC Subordinated Debt representing 35% of the aggregate outstanding principal amount of, and accrued and unpaid interest, if any, on, the Apex Sweden MSC Subordinated Debt and the New Sweden 1 MSC Subordinated Debt, free and clear of all Liens and Restrictions, other than Liens or Restrictions (i) created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law generally on all the MSC Subordinated Debt, or (iii) existing under the Financing Documents.  ASC Bolivia is the owner of, and has good and valid title to, the ASC Bolivia Acquired Assets, free and clear of all Liens and Restrictions, other than (i) Liens and Restrictions created by this Agreement or any of the other Transaction Documents, (ii) imposed by applicable Law generally on the type of assets constituting the Transmission Line Loan Documents and (iii) existing under the Financing Documents.

(q)           Legal Proceedings.  There is no Legal Proceeding pending, or to Apex’s, knowledge, threatened against Apex, Apex Sweden, Apex Luxembourg, Old Metals, or Service Company that (i) questions the validity of the Transaction Documents or the right of Apex, Apex Sweden, Apex Luxembourg, Old Metals, or Service Company to enter into them or to consummate the transactions contemplated thereby or, (ii) except as disclosed in the periodic reports and filings by Apex with the U.S. Securities and Exchange Commission made on or before the date of this Agreement, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Apex, Apex Sweden, Apex Luxembourg, Old Metals, or Service Company.

Section 3.2             Sumitomo’s Representations and Warranties.  Sumitomo represents and warrants with respect to itself to Apex, Apex Sweden, and Apex Luxembourg that the statements contained in this Section 3.2 are true, correct, and complete as of the date of this Agreement (except to the extent such representation and warranty specifically speaks as of a different date).

(a)           Organization.  It is duly organized, validly existing, and, to the extent applicable in its jurisdiction of organization, in good standing, under the Laws of its jurisdiction of organization.

(b)           Power and Authority.  (i) It has all requisite corporate or other Entity power and authority to enter into, and to perform its obligations under, this Agreement and each Transaction Document being or to be executed and delivered by it pursuant to this Agreement; and (ii) the execution and delivery by it of this Agreement and each Transaction Document to which it is or shall be a party, and the performance by it of its obligations under this Agreement and each Transaction Document to which it is or shall be a party, have been duly authorized by all requisite corporate or other Entity action.

(c)           Validity.  Each of this Agreement and the other Transaction Documents being or to be executed and delivered by it has been, or shall be, duly executed and delivered by it, and assuming the due execution and delivery by each other party hereto and thereto, this Agreement constitutes, and when executed and delivered by it pursuant to this Agreement, each Transaction Document being or to be executed and delivered by it shall constitute, its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally.

(d)           Consents.  Except for any required Authorizations and Government Approvals set forth in Section 3.2(d) of the Sumitomo Disclosure Schedule or that have been obtained or made, no Authorization or Government Approval is required, on behalf of it in connection with the execution, delivery, or performance by it of this Agreement or the other Transaction Documents being or to be executed and delivered by it, or the consummation of the transactions contemplated hereby and thereby.

(e)           No Conflicts.  Assuming the Authorizations and Government Approvals set forth in Section 3.2(d) of the Sumitomo Disclosure Schedule will be obtained or made, the execution and delivery by it of this Agreement and the other Transaction Documents being or to be executed and delivered by it do not, and the performance by it of its obligations under this Agreement and the other Transaction Documents being or to be executed and delivered by it and the consummation of the transactions contemplated hereby and thereby do not and shall not, (i) violate or conflict with any provision of its Governing Documents; (ii) violate any of the terms, conditions, or provisions of any Law or Government Approval to which it is subject or by which it or any of its assets is bound; or (iii) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination or cancellation) under, or give rise to or accelerate any material obligation under, or pursuant to, any material Contract to which it is a party or by which it or any of its assets is bound.

(f)            Brokers’ and Finders’ Fees.  There is no broker, finder, investment banker, or similar intermediary that has been retained by, or is authorized to act on behalf of, it or any of its Affiliates or any of their respective officers or directors who shall be entitled to any fee or commission in connection with this Agreement or any other Transaction Document or upon consummation of the transactions contemplated hereby or thereby and which fee or commission could be or become a liability of Apex or any of its Affiliates, including MSC, New Metals, and New Cayman.

(g)           No External Financing.  Sumitomo does not require any third-party financing to complete the transactions contemplated by this Agreement, including the payment of the Purchase Price to Apex, or perform its obligations under the other Transaction Documents, including the funding of additional share capital or loans to MSC, New Metals, or New Cayman in connection with the Project or otherwise under the MSC Shareholders Agreement, Metals Quotaholders Agreement, or the New Cayman Shareholders Agreement, as applicable.

(h)           Investment Intent.  Sumitomo is not acquiring the New Sweden 1 Acquired Shares, the New Sweden 2 Acquired Shares, or the New Cayman Acquired Shares with a view to or for sale in connection with any distributions thereof within the meaning of the U.S. Securities Act of 1933, as amended.

(i)            Legal Proceedings.  There is no Legal Proceeding pending, or to Sumitomo’s knowledge, threatened against it that (i) questions the validity of the Transaction Documents or the right of it to enter into them or to consummate the transactions contemplated thereby or (ii) if adversely determined, would reasonably be expected to (A) have a material adverse effect on or change to the condition (financial or otherwise), business, performance, operations, or properties of Sumitomo and its Subsidiaries, taken as a whole, except to the extent that such effect or change is attributable to or results from (1) changes affecting generally the securities or capital markets or economic conditions in the country or countries in which it conducts its business, (2) changes affecting generally the industries in which it operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly, or disproportionately), (3) changes in the country or countries in which it conducts its business affecting generally the industries in which it operates (as opposed to changes affecting any such Entity or group of Entities specifically, predominantly, or disproportionately), (4) the effect of the public announcement of this Agreement or the pendency of the transactions contemplated hereby and by the other Transaction Documents, or (5) changes in generally accepted accounting principles in the U.S. or elsewhere or (B) have a material adverse effect on its ability to perform its obligations under, and to consummate the transactions contemplated by, the Transaction Documents.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
REGARDING ACQUIRED ENTITIES, MSC, OLD METALS, NEW METALS, AND
NEW CAYMAN

Apex represents and warrants to Sumitomo that the statements contained in this ARTICLE IV are true, correct, and complete as of the date of this Agreement (except to the extent such representation and warranty specifically speaks as of a different date).

Section 4.1             Organization, Good Standing, Authority, Governing Documents, Books and Records.

(a)           Each Acquired Entity is a privat aktiebolag.  MSC is a sociedad anónima.  New Metals is a Gesellschaft mit beschränkter Haftung.  New Cayman is an exempted company limited by shares.

(b)           MSC (i) is duly organized, validly existing, and, to the extent applicable under the Laws of its jurisdiction of organization, in good standing under the Laws of its jurisdiction of organization, (ii) has all requisite corporate or other Entity power and authority to own its properties and to carry on its business as now being conducted, including to construct, develop, and operate the Project as contemplated in the Development Plan, and (iii) is duly qualified and in good standing to do business in each jurisdiction where necessary in light of the business it conducts and the property it owns, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on it.

(c)           Each of New Metals, New Cayman, and the Acquired Entities (i) is duly organized, validly existing, and, to the extent applicable under the Laws of its jurisdiction of organization, in good standing under the Laws of its jurisdiction of organization,

(ii) has all requisite corporate or other Entity power and authority to own its properties and to carry on its business as then being conducted, and (iii) is duly qualified and in good standing to do business in each jurisdiction where necessary in light of the business it conducts and the property it owns, except where the failure to be so qualified and in good standing would not reasonably be expected to have a Material Adverse Effect on it.

(d)           Apex has made available to Sumitomo true, correct, and complete copies of (i) the Governing Documents of each of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities, including all amendments thereto, as presently in effect; (ii) all share or equity interest records of each of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities, including MSC’s share ledger and copies of any share certificates (front and back) issued by MSC, Old Metals’ quota ledger, New Metals’ quota ledger, New Cayman’s share ledger and copies of any share certificates issued by New Cayman, and each Acquired Entity’s share ledger and copies of any share certificates issued by each Acquired Entity; and (iii) all minutes and other records of all meetings or actions taken by written consent or otherwise without a meeting of (A) the shareholders of each of MSC, New Cayman, and the Acquired Entities, (B) the quotaholders of each of Old Metals and New Metals, (C) the boards of directors of each of MSC, New Cayman, and the Acquired Entities, (D) the management board of each of Old Metals and New Metals, and (E) all committees of each such board of directors or management board (collectively, the “Minute Books”).  The Minute Books contain a true, correct, and complete record, in all material respects, of all material actions taken at all meetings and by all written consent or otherwise without a meeting of such Entity’s shareholders or quotaholders, as applicable, such Entity’s board of directors or management board, as applicable, and any committees of such Entity’s board of directors or management board, as applicable and such actions were taken in accordance with such Entity’s Governing Documents in effect at the time of such action.

Section 4.2             Consents; No Conflicts.

(a)           Except for any required Authorizations and Government Approvals set forth in Section 4.2(a) of the Apex Disclosure Schedule or that have been obtained or made, no Authorization or Government Approval is required on behalf of MSC, New Metals, or New Cayman in connection with any of the Transaction Documents being or to be executed and delivered by MSC, New Metals, or New Cayman, or the consummation of the transactions contemplated hereby and thereby.

(b)           The execution and delivery of the Transaction Documents being or to be executed and delivered by MSC, New Metals, or New Cayman do not, and the consummation of the transactions contemplated thereby do not and shall not, (i) violate or conflict with any provision of the Governing Documents of MSC, New Metals, or New Cayman; (ii) violate any of the terms, conditions, or provisions of any Law or Government Approval to which MSC, New Metals, or New Cayman is subject or by which MSC, New Metals, or New Cayman, or any of their respective assets, is bound; (iii) result in a violation or breach of, or (with or without the giving of notice or lapse of time or both) constitute a default (or give rise to any right of termination or cancellation)

under, or give rise to or accelerate any material obligation under, or pursuant to, any Scheduled Contract to which MSC, New Metals, or New Cayman is a party or by which MSC, New Metals, or New Cayman, or any of their respective assets, is bound; or (iv) result in any Lien or Restrictions (other than any Lien or Restriction created by this Agreement or any of the other Transaction Documents) on any capital stock of any of MSC, New Metals, New Cayman, and the Acquired Entities, or on any of their respective assets.

Section 4.3             Consents and Approvals for the Project.

(a)           To the knowledge of Apex, all material (i) Government Approvals, (ii) Authorizations, (iii) Mining Concessions, (iv) Other Property Rights, and (v) Intellectual Property Rights, necessary in each case for the development, construction, and operation of the Project in accordance with the Development Plan are set forth in Section 4.3(a) of the Apex Disclosure Schedule.

(b)           To the knowledge of Apex, each of the (i) Government Approvals, (ii) Authorizations, (iii) Mining Concessions, (iv) Other Property Rights, and (v) Intellectual Property Rights set forth in Part A of Section 4.3(a) of the Apex Disclosure Schedule has been obtained and is in full force and effect.  Collectively, to the knowledge of Apex, such Government Approvals, Authorizations, Mining Concessions, Other Property Rights, and Intellectual Property Rights are sufficient to permit (A) the development, construction, and operation of the Project in all material respects as contemplated by the Development Plan and (B) the performance by each of MSC, New Metals, and New Cayman of its obligations under the Material Project Documents, in each case, with respect to such Government Approvals, Authorizations, Mining Concessions, Other Property Rights, and Intellectual Property Rights, other than those that (1) are not now necessary and which are expected to be obtained in the ordinary course of business by the time they are necessary (and that are listed in Part B of Section 4.3(a) of the Apex Disclosure Schedule) or (2) the failure to have or obtain would not reasonably be expected to have a Material Adverse Effect on MSC, New Metals, or New Cayman.

(c)           To the knowledge of Apex, MSC is in compliance (i) in all material respects with all terms and conditions of all of the Mining Concessions and (ii) in all material respects, with all terms and conditions of all of such Government Approvals, Authorizations, Other Property Rights, and Intellectual Property Rights, in each case under clauses (i) and (ii), listed in Part A of Section 4.3(a) of the Apex Disclosure Schedule.

Section 4.4             Subsidiaries.  None of MSC, New Metals, New Cayman, or the Acquired Entities has any Subsidiary or owns, otherwise Controls, or, to the knowledge of Apex, has any right to acquire, directly or indirectly, any capital stock of, or other equity interests in, any Entity (except that New Sweden 1 owns shares of, and has Preemptive Rights in respect of, MSC, and New Sweden 2 owns a quota of, and has Preemptive Rights in respect of, New Metals).  Except as set forth in Section 4.4 of the Apex Disclosure Schedule, none of MSC, New Metals, New

Cayman, or the Acquired Entities owns or, to the knowledge of Apex, has any right to acquire, directly or indirectly, any debt securities, or any other Indebtedness, of any Entity (except in respect of the net obligations, if any, of the Entities that are counterparties of New Cayman under the Mandatory Metals Hedge Agreements, and Indebtedness between or among any of MSC, New Metals, and New Cayman).

Section 4.5             Financial Statements; No Undisclosed Liabilities; No Material Adverse Effect.

(a)           Apex has delivered to Sumitomo (i) the audited separate balance sheets (the “Audited Balance Sheets”) of MSC as of September 30, 2004 and 2005, and of Old Metals as of December 31, 2005, (ii) the audited separate statements of income and cash flows of MSC for the fiscal years ended on September 30, 2004 and 2005, and of Old Metals for the fiscal year ended on December 31, 2005, (iii) the unaudited separate balance sheets of MSC and Old Metals as of June 30, 2006 (the “Unaudited Balance Sheet Date”) and the unaudited separate balance sheets of New Metals and New Cayman as of August 31, 2006 (the “Unaudited Separate Balance Sheet Date”), and (iv) the unaudited separate statements of income and cash flows of MSC for the nine months ended on June 30, 2006, and of Old Metals for the six months ended on June 30, 2006 (the foregoing financial statements, collectively, the “Financial Statements,” true, correct, and complete copies of all of which are included as Section 4.5(a) of the Apex Disclosure Bundle).

(b)           Except (i) as set forth in Section 4.5(b) of the Apex Disclosure Schedule, (ii) as described in the notes to the Financial Statements that are audited, (iii) to the extent that the unaudited interim statements do not include footnotes and other presentation items as required by GAAP, and (iv) in the case of the unaudited statements, for normal, year-end adjustments (which shall not be material individually or in the aggregate), the Financial Statements have been prepared in accordance with GAAP applied on a consistent basis and fairly present the separate financial condition and results of operations and cash flows of MSC, Old Metals, New Metals, and New Cayman as of the respective dates thereof and for the respective periods indicated therein.

(c)           Except for (i) any liabilities set forth in Section 4.5(c) of the Apex Disclosure Schedule, (ii) liabilities set forth or provided for on the Financial Statements (including liabilities the amounts of which are set forth numerically in the notes thereto), (iii) liabilities that have arisen after the Unaudited Balance Sheet Date in the ordinary course of business consistent with past practice, (iv) liabilities under the Financing Documents to which MSC, Old Metals, New Metals, or New Cayman is a party or the Scheduled Contracts, to the extent that the existence of such liabilities is reasonably ascertainable solely by reference to such Financing Documents or Scheduled Contracts, (v) Indebtedness set forth in Section 4.5(c) of the Apex Disclosure Schedule of the type defined in clauses (a) and (c), and clause (g) as it applies to clause (a) and (c), of the definition of Indebtedness, and (vi) liabilities that have not had, individually or together with other liabilities, a Material Adverse Effect on MSC, Old Metals, New Metals, or New Cayman, neither MSC, Old Metals, New Metals, nor New Cayman has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes).

(d)           Since the Unaudited Balance Sheet Date, no event has occurred and no condition exists that, individually or together with other events and conditions, has had a Material Adverse Effect on MSC and Old Metals.

(e)           Since the Unaudited Separate Balance Sheet Date, no event has occurred and no condition exists that, individually or together with other events and conditions, has had a Material Adverse Effect on New Metals and New Cayman.

(f)            Since June 30, 2006, no event has occurred and no condition exists that, individually or together with other events and conditions, has had a Material Adverse Effect on Apex.

Section 4.6             Title to Properties.  To the knowledge of Apex, (a) MSC has good, legal, and valid title to (or, in the case of any leased premises, easement properties or licensed property, valid leasehold, easement, or license interests in) all real and personal property (including the Mining Concessions) and all rights, tangible or intangible (including Intellectual Property Rights and Other Property Rights), now required for the construction and operation of the Project substantially as contemplated by the Development Plan; and (b) there are no Liens of any nature against such properties or rights (other than (i) Permitted Liens and (ii) such Liens as are set forth in Section 4.6 of the Apex Disclosure Schedule), in each case, except where such failure of title or the existence of such Liens would not have a Material Adverse Effect on MSC or the Project.

Section 4.7             Material Contracts.

(a)           All Material Project Documents to which MSC is a party as of the date hereof, all Operational Agreements to which New Metals is a party as of the date hereof, all Mandatory Metals Hedge Agreements, and all Third Party Concentrate Sales Agreements are listed on Section 4.7(a) of the Apex Disclosure Schedule (the “Scheduled Contracts”).

(b)           To the knowledge of Apex, there are no material services, materials, or rights (other than Government Approvals and Authorizations) required for the current stage of the development, financing, construction, operation, and ownership of the Project, other than those granted by, or to be provided to MSC pursuant to the Scheduled Contracts.

(c)           Except for the amendments, modification, or supplements of the Scheduled Contracts being entered into on the date hereof, none of the Scheduled Contracts have been amended, modified, or supplemented, and, to the knowledge of Apex, all of the Scheduled Contracts are in full force and effect, except as such enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium, or similar Laws affecting creditors’ rights generally (and Apex and its Subsidiaries have no knowledge of any fact or circumstance that has occurred that would make any such Laws applicable), and have not been terminated, suspended, or rescinded by any party thereto.

(d)           To the knowledge of Apex, all conditions precedent to the obligations of the respective parties under the Scheduled Contracts have been satisfied or waived except for such conditions precedent that need not or cannot be satisfied until a later stage of development, financing, construction, operation, and ownership of the Project, and Apex and its Subsidiaries have no reason to believe that any such condition precedent cannot be satisfied on or prior to the commencement of the appropriate state of development, financing, construction, operation, and ownership of the Project, except as otherwise set forth on Section 4.7(d) of the Apex Disclosure Schedule.

(e)           No Subsidiary of Apex is in default in the performance of any covenant or obligation set forth in, or otherwise in default under, any of the Scheduled Contracts to which it is a party, which default would reasonably be expected to result in a Material Adverse Effect on MSC, Old Metals, New Metals, or New Cayman.  There exists no default under the MSC Subordinated Debt by MSC, nor any event which, with notice or lapse of time or both, would constitute a default thereunder by MSC.  The outstanding principal amount of the MSC Subordinated Debt is US$208,387,865.00.  To the knowledge of Apex, there has been no default by any counterparty under, and no Event of Force Majeure (as defined in the Common Security Agreement) has occurred under, any Scheduled Contract, which in either case would reasonably be expected to have a Material Adverse Effect on MSC, Old Metals, New Metals, or New Cayman.

(f)            The Apex Disclosure Bundle includes true, correct, and complete copies of the Scheduled Contracts and of any amendments to any of the foregoing except for copies of confirmations under the Mandatory Metals Hedge Agreements.

Section 4.8             Employees; Employee Benefits.

(a)           Section 4.8(a) of the Apex Disclosure Schedule contains a true, correct, and complete list of all employment or employment-related or consulting Contracts to which MSC, Old Metals, New Metals, or New Cayman is a party with any current executive officer or director of MSC, Old Metals, New Metals, or New Cayman that are currently in effect.  To the knowledge of Apex, no executive officer, key employee, or significant group of employees plans to terminate employment with MSC, New Metals, or New Cayman during the next 12 months.

(b)           Section 4.8(b) of the Apex Disclosure Bundle includes a true, correct, and complete copy of each collective bargaining agreement relating to or affecting MSC, Old Metals, New Metals, or New Cayman or any employee of MSC, Old Metals, New Metals, or New Cayman.  Except as set forth in Section 4.8(b) of the Apex Disclosure Schedule and except for such exceptions as have not had, and would not reasonably be expected to have, a Material Adverse Effect on MSC, Old Metals, New Metals, or New

Cayman, (i) there is not occurring, and there has not occurred during the previous five years, or, to the knowledge of Apex, there has not been threatened, any strike, slow-down, picket, work stoppage, or other concerted action by any union or other group of employees or other Persons against either MSC, Old Metals, New Metals, or New Cayman or their respective premises or products; (ii) there are, and during the previous five years have been, no complaints or grievances known to Apex, by any union, other group, or class of employees or other Persons which are unsettled or unresolved; and (iii) to the knowledge of Apex, no other union or labor organization has attempted to organize any of the employees of MSC, Old Metals, New Metals, or New Cayman.

(c)           Except as set forth in Section 4.8(c)  of the Apex Disclosure Schedule and subject to the exceptions set forth in Section 4.5(c), none of MSC, Old Metals, New Metals, New Cayman, or any ERISA Affiliate has incurred or reasonably expects to incur any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) with respect to any Employee Benefit Plan that would reasonably be expected have a Material Adverse Effect on MSC, Old Metals, New Metals, New Cayman, or the Project.

Section 4.9             Legal Compliance.  Except as set forth in Section 4.9 of the Apex Disclosure Schedule, (a) to the knowledge of Apex, each of Apex and its Subsidiaries is in compliance with, and has conducted its business, including in the case of MSC and the Project, so as to comply with, the terms of all Government Approvals and Laws applicable to it, including applicable anti-corruption Laws in force in Bolivia, the Republic of Chile, U.S., Sweden, Switzerland, Peru, Argentina, and Mexico; (b) to the knowledge of Apex, each of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities has all Government Approvals that are required to operate its business, and (c) none of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities has any Legal Proceeding, claim, demand, or notice filed or commenced against it alleging any failure to so comply, in each case except where the failure to so comply or to have such Government Approvals has not had, or would not reasonably be expected to have, a Material Adverse Effect on MSC, Old Metals, New Metals, New Cayman, or either Acquired Entity.

Section 4.10           Taxes.  Each of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities has timely filed or caused to be filed all Tax Returns required to have been filed and has paid or caused to be paid all Taxes shown as due and payable on such Tax Returns, except (a) Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which such Entity has set aside on its books adequate reserves (as determined by generally accepted accounting principles as used in the U.S.), (b) as set forth in Section 4.10 of the Apex Disclosure Schedule, or (c) to the extent that the failure to do so has not had, and would not reasonably be expected to have, a Material Adverse Effect on it.  There are no material disputes pending or, to the knowledge of Apex, threatened, between any of MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities, and any Tax Authority relating to Taxes.  With respect to the corporate and tax restructuring that has occurred prior to the Closing, Section 4.10 of the Apex Disclosure Schedule sets forth a complete and accurate description of all the material steps and actions taken in connection with such restructuring.  In connection with such restructuring, Apex has, and has caused its Subsidiaries to, take only the steps set forth in such section of the Apex Disclosure Schedule.

Section 4.11           Legal Proceedings.  Except as set forth in Section 4.11  of the Apex Disclosure Schedule, there is no Legal Proceeding pending, or to the knowledge of Apex, threatened in writing relating to MSC, Old Metals, New Metals, or New Cayman, which has had, and would reasonably be expected to have, a Material Adverse Effect on MSC, Old Metals, New Metals, or New Cayman.  None of MSC, Old Metals, New Metals, or New Cayman is subject to any Judgment, which has had, and would reasonably be expected to have, a Material Adverse Effect on MSC, Old Metals, New Metals, or New Cayman.

Section 4.12           Environmental Matters.

(a)           To the knowledge of Apex, the development, construction, and operation of the Project and the activities and properties of MSC are in compliance in all material respects with (i) the Environmental Guidelines, (ii) all applicable Environmental Laws, and (iii) all environmental Government Approvals.  To the knowledge of Apex, MSC has designed the Project in compliance in all material respects with the Environmental Guidelines.

(b)           No notice, notification, demand, citation, summons, or order has been issued and delivered to MSC, no written complaints have been filed and notice thereof served on MSC, no penalty has been assessed, and, to the knowledge of Apex, no investigation or review is pending or threatened by any Governmental Authority or other Person with respect to any alleged failure by MSC to have any material environmental Government Approval or to comply with any applicable Environmental Law.

Section 4.13           Interested Party Transactions.  Other than transactions required or permitted by this Agreement or the other Transaction Documents, Section 4.13 of the Apex Disclosure Schedule lists all transactions and Contracts between Apex or any of its Subsidiaries (other than MSC, New Metals, or New Cayman), on the one hand, and MSC, New Metals, or New Cayman, on the other hand, in each case that involves consideration of US$500,000 or more and has not yet been fully performed.

Section 4.14           Insurance.  Each of MSC, New Metals, and New Cayman maintain with financially sound and reputable insurers, insurance with respect to its properties and business against such casualties and contingencies and in such amounts as are usually carried by businesses engaged in similar activities as MSC, New Metals, and New Cayman and located in similar geographic areas in which MSC, New Metals, and New Cayman operate.

Section 4.15           Financing Documents.  Section 4.15 of the Apex Disclosure Schedule sets forth a correct and complete list of all Financing Documents to which Apex or any of its Subsidiaries is a party and of all other Contracts (except Scheduled Contracts and the New and Amended Financing Documents) pursuant to which Apex or any of its Subsidiaries is required to provide credit support in respect of the Project or any of MSC, Old Metals, New Metals, or New Cayman.  True, correct, and complete copies of all such Financing Documents and other

Contracts, including all amendments, supplements, modifications, and waivers thereof, are included as Section 4.15 of the Apex Disclosure Bundle.

Section 4.16           No Default.  Except as disclosed in Section 4.16 of the Apex Disclosure Schedule, to the knowledge of Apex, no Default or Event of Default has occurred and is continuing.

Section 4.17           Performance Security.  There are no letters of credit, performance bonds, or other types of performance security currently required to be posted and in full force and effect under the Financing Documents or the Scheduled Contracts, other than those listed on Section 4.17 of the Apex Disclosure Schedule (the “Performance Security”).  No drawing has been made under any of the Performance Security and, to the knowledge of Apex, no event has occurred and currently exists that gives or reasonably could be expected to give any beneficiary of a Performance Security the right to draw thereunder.

Section 4.18           Acquired Entities.  Immediately prior to the Closing, each of New Sweden 1 and New Sweden 2: (a) had no outstanding Indebtedness; (b) had no liabilities (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes), except for any liabilities under the Transaction Documents and the Financing Documents to which such Entity is a party; (c) owns no real or personal property except, with respect to New Sweden 1, an SEK 100,000 cash deposit with Skandinaviska Enskilda Banken (publ), shares of MSC, and the New Sweden 1 MSC Subordinated Debt, and, with respect to New Sweden 2, an SEK 100,000 cash deposit with Skandinaviska Enskilda Banken (publ) and a quota of New Metals; and (d) has no operations other than holding such properties and being a party to such Contracts.

Section 4.19           No Liquidation; Intent.  None of MSC, New Metals, New Cayman, and the Acquired Entities has commenced any voluntary proceeding or filed any petition, and Apex is not aware of the commencement of any involuntary proceeding or the filing of any involuntary petition, seeking (a) liquidation, reorganization, or other relief in respect of any of MSC, New Metals, New Cayman, or the Acquired Entities for its debts, or any substantial part of its assets, under any applicable Law or (b) appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for any such Entity or for a substantial part of its assets.  Apex and its Subsidiaries are not entering into the transactions contemplated hereby or by any of the Transaction Documents with the intent to hinder, delay, or defraud any Person to which any such Entity is, or may become, indebted.

Section 4.20           Notices.  Apex has made available to Sumitomo true, correct, and complete copies of all material notices and other documents delivered under ARTICLE VI of the Common Security Agreement.

Section 4.21           Project Information and Other Information Furnished.  To the knowledge of Apex, the Project Information and other information, financial statements, exhibits, and schedules furnished in writing by or on behalf of Apex to Sumitomo in connection with the negotiation, preparation, or delivery of this Agreement and the other Transaction Documents or included herein or therein or delivered pursuant hereto or thereto (including the documents included in the Apex Disclosure Bundle), considered together, do not contain any material misrepresentation or misstatement (or omit any material fact or circumstance necessary in order to make the information contained therein not misleading); provided, that the only representations and warranties made by Apex to Sumitomo under this Section 4.21 in respect of projections, estimates, or other expressions of view as to future circumstances included in the Apex Disclosure Bundle or such other information, financial statements, exhibits, and schedules is that such projections, estimates, or other expression of view were prepared in good faith and were based on reasonable assumptions as to all factual and legal matters materially related thereto as of their respective preparation dates.

ARTICLE V
OTHER COVENANTS

Section 5.1             Confidentiality.  Each Party shall keep confidential, shall cause its Affiliates to keep confidential, and shall instruct its officers, directors, employees, and advisors to keep confidential, all information received from the other Party as a result of any due diligence investigation conducted relating to the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement or otherwise, except (i) as required by applicable securities or other Laws or stock exchange rules or administrative process, and (ii) for information that is or becomes generally available to the public other than as a result of a breach of this Section 5.1 (such information, subject to clauses (i) and (ii), “Confidential Information”).  Except to the extent deemed necessary or advisable by counsel to maintain compliance with, or to prevent violation of, applicable securities or other Laws or stock exchange rules, each Party shall keep the existence of and the provisions of this Agreement and the other Transaction Documents confidential and shall disclose their contents only (1) to those lenders, investors, partners, shareholders, directors, officers, employees, and agents who need to know such information for purposes of its businesses and the transactions contemplated hereby, and (2) to Governmental Authorities and other Persons for purposes of obtaining approvals in connection with the transactions contemplated hereby.  All Confidential Information shall be treated as information covered by the Confidentiality Agreement, which shall remain in full force and effect and shall not be modified or superseded in any way by this Agreement.

Section 5.2             Expenses; Transfer Taxes; Tax Cooperation.  Except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement, the other Transaction Documents, and the transactions contemplated hereby and thereby shall be paid by the Party incurring such expense.  Sumitomo shall pay all costs and expenses incurred in connection with the formation of New Sweden 1 and New Sweden 2.  For the avoidance of doubt, the Parties agree that such costs and expenses shall exclude any Taxes.  Sumitomo shall pay all transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any monetary adjustments, penalties and interest), but excluding any other Taxes such as income, profits, excise, franchise or withholding taxes, incurred on the transfer by Apex Sweden to Sumitomo of the New Sweden 1 Acquired Shares and the New Sweden 2 Acquired Shares.

Section 5.3             Further Assurances.

(a)           From time to time, as and when requested by any Party, the other Parties shall execute and deliver, or cause to be executed and delivered, all such documents and instruments, and shall take, or cause to be taken, all such further or other actions, as the requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, including executing and delivering such assignments, consents, and other instruments the requesting Party may reasonably request as necessary or desirable for such purpose.

(b)           (i) The Parties shall use their commercially reasonable efforts to obtain the consent and approval of those Persons under the Transmission Line Loan Documents, the Financing Documents, and the New and Amended Financing Documents whose consent and approval is required to consummate as promptly as practicable following the Closing, without any additional consideration hereunder therefor, (A) the assignment by ASC Bolivia to Sumitomo or its designated wholly-owned Subsidiary of 35% of all the right, title, and interest of ASC Bolivia in and to the Transmission Line Loan Documents (the “ASC Bolivia Acquired Assets”), free and clear of all Liens and Restrictions, other than Liens or Restrictions (1) created by this Agreement or any of the other Transaction Documents, (2) imposed by applicable Law generally on the type of assets constituting the Transmission Line Loan Documents, or (3) existing under the Financing Documents or the Transaction Documents, and (B) the assumption by Sumitomo of 35% of all the liabilities and obligations of ASC Bolivia under the Transmission Line Loan Documents; provided, that, except as otherwise specifically required by this Agreement, no loan agreement or Contract for borrowed money shall be repaid except as currently required by its terms, in whole or in part, and no Contract shall be amended to increase the amount payable thereunder or otherwise to be more burdensome to the Project, MSC, New Metals, New Cayman, or ASC Bolivia in order to obtain any such consent or approval without first obtaining the approval of Apex and Sumitomo and no Party shall be required to make any cash payment or relinquish any property or contractual rights or change in any manner its operations or the operations of its Subsidiaries to obtain any such consent or approval except for Filing fees and fees and expenses of attorneys, accountants, and other professional advisors and payments in accordance with the terms of Contracts existing on the date hereof; and (ii) each Party shall, and shall cause its respective Subsidiaries and Affiliates to, cooperate and use its respective commercially reasonable efforts to take, or cause to be taken, all appropriate action to cause to be made any necessary amendments to the Transmission Line Loan Documents, the Financing Documents, and the New and Amended Financing Documents to effect the same.  At the Closing, the transactions referred to in clauses (A) and (B) of the immediately preceding sentence shall be deemed, as between ASC Bolivia and Sumitomo, to have occurred at the Closing, 35% of all gains, income, losses, and liabilities related to the Transmission Line Loan Documents on or after the Closing to be for the account of Sumitomo, and ASC Bolivia shall accede to the Dispute Resolution Agreement and become a party thereto; provided,  however, if the assignment of 35% of the interest in ASC Bolivia to Sumitomo, as set forth in this Section 5.3(b), is not consummated for any reason, Apex expressly agrees to promptly pay to Sumitomo any and all proceeds that would otherwise have been paid to Sumitomo if the assignment had in fact occurred as of the date hereof.

(c)           In accordance with Section 2.2(c)(ii) of the MSC Shareholders Agreement, promptly following the execution and delivery of this Agreement, an extraordinary General Shareholders Meeting (as defined in the MSC Shareholders Agreement) shall be held for the purpose of, among other things, amending and restating the estatutos sociales of MSC in the form of the Spanish language version attached as Exhibit A to the MSC Shareholder Agreement.

ARTICLE VI
CONDITIONS TO CLOSING

On or prior to the date hereof, each of the following is occurring or has occurred:

Section 6.1             Authorizations and Government Approvals.  One or more of the Parties, MSC, Old Metals, New Metals, New Cayman, and the Acquired Entities has made, or caused to be made, all notices and Filings with all Persons that are required to have been made to consummate the transactions contemplated by this Agreement and the other Transaction Documents, and has received all Authorizations and Government Approvals that are required to have been received to consummate the transactions contemplated by this Agreement and the other Transaction Documents, except for such Authorizations and Government Approvals the failure to make or obtain would not have a Material Adverse Effect on New Metals, MSC, New Cayman, Apex, or Sumitomo, and all such Authorizations and Government Approvals are in full force and effect.

Section 6.2             Closing Deliveries to Sumitomo.

(a)           Each of the items described as being executed and delivered by Apex and its Subsidiaries (including the Acquired Entities) pursuant to Section 2.5(a), including the MSC Shareholders Agreement, the Metals Quotaholders Agreement, the New Cayman Shareholders Agreement, the Apex Parent Guarantees, the Dispute Resolution Agreement, the MSC Management Agreement, the New Metals Management Agreement, the Deferred Payments Agreement, the Option Agreement, the Reimbursement Agreement, the Apex Parent Guarantees, the Metals Hedge Novation Agreements, the Old Metals Concentrate Sales Agreement Termination, the New Concentrate Sales Agreement, and the New and Amended Financing Documents, has been executed by Apex and its Subsidiaries (including the Acquired Entities), as applicable, that are parties thereto and delivered to Sumitomo;

(b)           The New and Amended Financing Documents have been executed by the lenders, the hedge banks, the administrative agent, the technical agent, and the collateral agent, as applicable, that are parties thereto and delivered to Sumitomo;

(c)           Sumitomo has received (i) the opinion of Holme Roberts & Owen LLP, special New York counsel to Apex regarding, among other things, Service Company, (ii) the opinion of Quintanilla e Soria Abogados, special Bolivian counsel to Apex regarding MSC, (iii) the opinion of Wistrand Advokatbyra, special Swedish counsel to Apex regarding Apex Sweden, (iv) the opinions of SuterHowald Rechstanwalte, special

Swiss counsel to Apex regarding (A) New Metals and (B) Old Metals, (v) the opinions of Walkers & Co., special Cayman Islands counsel to Apex regarding (A) New Cayman and (B) Apex, and (vi) the opinion of Bonn Schmitt Steichen, counsel to Apex regarding Apex Luxembourg, in each case dated as of the Closing Date, addressed to Sumitomo, New Sweden 1, and New Sweden 2, and in form and substance satisfactory to Sumitomo in its reasonable discretion;

(d)           Apex has delivered to Sumitomo copies of each of the public deeds evidencing the Governing Documents of MSC, duly certified by a notary public under Bolivian Law, together with certified copies of the registration of all such public deeds in the Registry of Commerce of Bolivia under the care of Fundempresa, on or soon before the date hereof;

(e)           Apex has delivered to Sumitomo a copy of the articles of association (statuten) of New Metals, duly certified by the commercial register of the Canton of Zug (Handels registeramt des Kanton Zug) as of September 25, 2006;

(f)            Apex has delivered to Sumitomo a copy of the registration of MSC in the Registry of Commerce of Bolivia under the care of Fundempresa with an updated certificate of commercial registration for year 2005 (certificado de actualización de matricula) issued on September 21, 2006 by the Registry of Commerce of Bolivia under the care of Fundempresa;

(g)           Apex has delivered to Sumitomo copy of the articles of association (statuts coordonnes) of Apex Luxembourg, duly certified by Paul Frieders, notary public of Luxembourg, as of December 14, 2005;

(h)           Apex has delivered to Sumitomo a copy of the articles of association (bolagsordning) of Apex Sweden, duly certified by the Swedish Companies Registration Office (Bolagsverket) as of September 22, 2006;

(i)            Apex has delivered to Sumitomo a copy of the articles of association (bolagsordning) of New Sweden 1, duly certified by the Swedish Companies Registration Office (Bolagsverket) as of September 21, 2006;

(j)            Apex has delivered to Sumitomo a copy of the articles of association (bolagsordning) of New Sweden 2, duly certified by the Swedish Companies Registration Office (Bolagsverket) as of September 21, 2006;

(k)           Apex has delivered to Sumitomo copies of each of the public deeds evidencing the Governing Documents of New Cayman, duly certified by G. Wayne Panton, notary public in and for the Cayman Islands, as of September 22, 2006;

(l)            Apex has delivered to Sumitomo a certified copy of the extract from the commercial register of the Canton of Zug (Handelsregisteramt des Kanton Zug — Hauptregister) regarding New Metals as of September 4, 2006;

(m)          [Intentionally Omitted];

(n)           Apex has delivered to Sumitomo a certificate of the secretary of MSC, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) no amendments to the Governing Documents of MSC since the date specified in Section 6.2(d); (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of MSC authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (iii) incumbency and signatures of the officers of MSC executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(o)           Apex has delivered to Sumitomo a certificate signed by a managing officer of New Metals, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) no amendments to the Governing Documents of New Metals since the date specified in Section 6.2(e); (ii) the resolutions of all the managing officers of New Metals authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (iii) incumbency and signatures of the managing officers of New Metals executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(p)           Apex has delivered to Sumitomo a certificate of the assistant secretary of Apex, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) the resolutions of the board of directors (or a duly authorized committee thereof) of Apex authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby; and (ii) incumbency and signatures of the officers of Apex executing this Agreement, such other Transaction Documents, and any other agreements contemplated by this Agreement to which it is a party;

(q)           Apex has delivered to Sumitomo a certificate of a manager of Apex Luxembourg, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) the resolutions of the managers of Apex Luxembourg authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (ii) incumbency and signatures of the managers of Apex Luxembourg executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(r)            Apex has delivered to Sumitomo a certificate of a director of Apex Sweden, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) the resolutions of the board of directors of Apex Sweden authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (ii) incumbency and signatures of the directors (or deputy directors) of Apex Sweden executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(s)           [Intentionally Omitted];

(t)            Apex has delivered to Sumitomo a certificate of a director of New Sweden 1, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) no amendments to the Governing Documents of New Sweden 1 since the date specified in Section 6.2(i); (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of New Sweden 1 authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (iii) incumbency and signatures of the directors (or deputy directors) of New Sweden 1 executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(u)           Apex has delivered to Sumitomo a certificate of a director of New Sweden 2, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) no amendments to the Governing Documents of New Sweden 2 since the date specified in Section 6.2(j), (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of New Sweden 2 authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (iii) incumbency and signatures of the directors (or deputy directors) of New Sweden 2 executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(v)           Apex has delivered to Sumitomo a certificate of the secretary or assistant secretary of New Cayman, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) no amendments to the Governing Documents of New Cayman since the date specified in Section 6.2(k), (ii) the resolutions of the board of directors (or a duly authorized committee thereof) of New Cayman authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (iii) incumbency and signatures of the officers of New Cayman executing such Transaction Documents and any other agreements contemplated by this Agreement to which it is a party;

(w)          Apex has delivered to Sumitomo a copy of the certificate of incorporation of Service Company, duly certified by the Secretary of State of the State of Delaware, U.S.A. dated as of a recent date;

(x)            Apex has delivered to Sumitomo a copy of the certificate issued by the Secretary of State of the State of Delaware, U.S.A. dated as of a recent date, relating to the good standing of Service Company in the State of Delaware, U.S.A.; and

(y)           Apex has delivered to Sumitomo a certificate of the secretary or assistant secretary of Service Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Sumitomo, as to (i) the resolutions of the board of directors of Service Company authorizing the execution, delivery, and performance of the Transaction Documents to which it is a party and the transactions contemplated thereby; and (ii) incumbency and signatures of the officers of Service Company executing such

Transaction Documents and any other agreements contemplated by this Agreement to which it is a party.

Section 6.3             Closing Deliveries to Apex, Apex Sweden, and Apex Luxembourg.

(a)           Each of the items described as being executed and delivered by Sumitomo or its Subsidiaries (other than the Acquired Entities) pursuant to Section 2.5(b), including the New Cayman Shareholders Agreement, the Sumitomo Guaranty, the Dispute Resolution Agreement, the Deferred Payments Agreement, the Option Agreement, the Reimbursement Agreement, and the New and Amended Financing Documents, has been executed by Sumitomo and its Subsidiaries (other than the Acquired Entities), as applicable, that are parties thereto and delivered to Apex;

(b)           The New and Amended Financing Documents have been executed by the lenders, the hedge banks, the administrative agent, the technical agent, and the collateral agent, as applicable, that are parties thereto and delivered to Apex;

(c)           Apex has received (i) the opinion of Morrison & Foerster LLP, special New York counsel to Sumitomo, and (ii) the opinion of Ito & Mitomi, special Japanese counsel to Sumitomo, in each case dated as of the Closing Date, addressed to Apex, and in form and substance satisfactory to Apex in its reasonable discretion; and

(d)           Sumitomo has delivered to Apex a certificate of the General Manager, Corporate Legal & General Affairs Department of Sumitomo, dated as of the Closing Date, in form and substance reasonably satisfactory to Apex, as to (i) the resolutions of the board of directors (or a duly authorized committee thereof) of Sumitomo authorizing the execution, delivery, and performance of this Agreement and the other Transaction Documents to which it is a party and the transactions contemplated thereby; and (ii) incumbency and signatures of the officers of Sumitomo executing this Agreement, such other Transaction Documents, and any other agreements contemplated by this Agreement to which it is a party.

Section 6.4             Board Approvals.  This Agreement, the other Transaction Documents, their execution and delivery, and the transactions contemplated hereby and thereby, have been approved by Sumitomo’s board of directors and Apex’s board of directors, and to the extent any of such approvals are subject to the satisfaction or waiver of any conditions, such conditions have been satisfied or waived.

Section 6.5             Restructuring.  All the material steps and actions with respect to the corporate and tax restructuring set forth in Section 4.10 of the Apex Disclosure Schedule to be taken prior to Closing have been taken.

ARTICLE VII
INDEMNIFICATION

Section 7.1             Survival of Representations and Warranties.  The respective representations and warranties of the Parties contained in this Agreement or any certificate delivered pursuant to this Agreement shall survive the Closing until the first anniversary of the Closing Date; provided, however, that the representation and warranties set forth in Section 3.1(l) through Section 3.1(p), Section 4.6, and Section 4.10 shall survive the Closing until the expiration of any applicable statutes of limitations; provided, further, that the obligations to indemnify specified in Section 7.2 shall not terminate at the time provided above if, prior to such time, a notice of claim relating to Losses specifying in detail the nature of such Losses (although the amount of Losses, if not yet determinable, need not be specified) has been given to Apex or Sumitomo, as applicable; and provided, further, that notwithstanding anything to the contrary in this Agreement, a claim for indemnity that is related to a Loss that results from fraud or intentional malfeasance of Apex shall not have the benefit of any of the limitations set forth in this ARTICLE VII.  The covenants of the Parties in this Agreement shall survive the Closing without limitation (except pursuant to their terms).

Section 7.2             Indemnification.

(a)           Subject to a Party (an “Indemnified Party”) making a written claim for indemnification against the other Party (the “Indemnifying Party”) pursuant to Section 7.3 within the survival period set forth in Section 7.1, the Indemnifying Party shall indemnify and hold the Indemnified Party harmless from and against any and all Losses the Indemnified Party may suffer (including Losses suffered or paid, directly or indirectly, through the application of the Indemnified Party’s assets or otherwise), arising out of, in the nature of, incident or relating to, resulting from, or caused by (i) the failure of any representation or warranty set forth in ARTICLE III or ARTICLE IV made by the Indemnifying Party to be true and correct in all material respects at and as of the Closing Date or (ii) the breach in any material respect by the Indemnifying Party of any of its covenants under this Agreement.

(b)           No indemnification by either Party pursuant to Section 7.2(a) shall be due and payable unless the aggregate amount of all such claims asserted by the Indemnified Party against the Indemnifying Party exceeds US$3,000,000.00 (the “Basket Amount”), whereupon the applicable Indemnifying Party shall be obligated to pay only the excess of the aggregate amount of such claims for indemnification over the Basket Amount.

(c)           A Party’s maximum aggregate indemnification obligations pursuant to Section 7.2(a) are limited to US$40,000,000.00; provided, however, that the maximum aggregate indemnification obligations pursuant to Section 7.2(a) are limited to $224,000,000 to the extent arising out of, in the nature of, incident or relating to, resulting from, or caused by the failure of any representation or warranty set forth in Section 3.1(l) through Section 3.1(p), or Section 4.6 to be true and correct at and as of the Closing Date.

(d)           Each Party hereby acknowledges and agrees that its sole and exclusive monetary remedy with respect to this Agreement, regardless of whether the relief demanded or sought is found in contract or tort, shall be pursuant to the indemnification provisions set forth in this ARTICLE VII.  Notwithstanding anything in the immediately preceding sentence to the contrary, nothing in this Section 7.2(d) shall limit in any way the availability of specific performance, injunctive relief, rescission, or other non-monetary remedies to which a Party may otherwise be entitled.  In no event shall either Party be liable to any other Person for such other Person’s (i) lost profits, loss of use, or lost revenues, (ii) punitive, multiple, or other exemplary damages, or (iii) any other indirect, incidental, special, or consequential Losses.  Each Party waives and relinquishes claims for such lost profits, loss of use, lost revenues, or other indirect, incidental, special, or consequential Losses.

Section 7.3             Procedures.

(a)           In order for an Indemnified Party under this ARTICLE VII to be entitled to any indemnification provided for under this Agreement, such Indemnified Party shall, promptly following the discovery of the matters giving rise to any Loss, notify the Indemnifying Party under this ARTICLE VII in writing of its claim for indemnification for such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that the Indemnified Party’s failure to so notify the Indemnifying Party shall not release the Indemnifying Party, in whole or in part, from its obligations under this ARTICLE VII, except to the extent (and solely to the extent) that the Indemnifying Party will have been actually prejudiced as a result of such failure.  Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within five Business Days after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss.

(b)           If any third party notifies any Indemnified Party seeking indemnification under Section 7.2, with respect to any matter, claim, investigation, action, suit, charge, complaint, demand, or other Legal Proceeding, whether pending or threatened (an “Action”), that may give rise to a claim for indemnification under this ARTICLE VII, then the Indemnified Party shall promptly give notice of the Action to the Indemnifying Party pursuant to Section 8.5; provided, however, that the Indemnified Party’s failure to so notify the Indemnifying Party of any Action shall not release the Indemnifying Party, in whole or in part, from its obligations under this ARTICLE VII, except to the extent (and solely to the extent) that the Indemnified Party’s failure to so notify actually prejudices the Indemnifying Party’s ability to defend against such Action.

(c)           The Indemnified Party may, at the sole expense and liability of the Indemnifying Party, exercise full control of the defense, compromise, or settlement of any such Action, unless, at any time within 30 days after the Indemnified Party has given notice to the Indemnifying Party of the Action, the Indemnifying Party (i) delivers a written confirmation to such Indemnified Party that the indemnification provisions of Section 7.2 are applicable to such Action and that, subject to the other provisions of this ARTICLE VII, the Indemnifying Party shall indemnify such Indemnified Party in respect of such Action pursuant to the terms of Section 7.2, (ii) notifies such Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof and thereafter conducts the defense actively and diligently, and (iii) retains legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Action.  Notwithstanding anything to the contrary in the immediately preceding sentence, the

Indemnifying Party shall not have any right to assume the defense of such Action, if (1) such Action seeks an injunction or other equitable relief and not money damages only, or (2) the settlement or compromise of, or an adverse judgment with respect to, such Action is, in the good faith judgment of the Indemnified Party, likely to establish a precedent, custom or practice materially adverse to the continuing business interests or the reputation of the Indemnified Party.

(d)           The Indemnified Party and the Indemnifying Party shall use their commercially reasonable efforts to cooperate with the Party assuming the defense, compromise, or settlement of any such Action in accordance herewith in any manner that such Party reasonably may request.  If the Indemnifying Party assumes the defense of any such Action, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (i) the Indemnifying Party has specifically agreed to pay such fees and expenses or (ii) the Indemnified Party has been advised by its counsel that there may be one or more legal defenses from claims available to it that are different from or additional to those available to the Indemnifying Party or that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such Action (in either of which cases the Indemnifying Party shall not have the right to direct the defense, compromise, or settlement of such Action on behalf of the Indemnified Party), and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party, it being understood and agreed, however, that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Party.  No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such Action for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume control of such Action in the manner provided in Section 7.3(c).  The Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such Action (1) in which any relief other than the payment of money damages is or may be sought against any Indemnified Party, or (2) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Action.

Section 7.4             Insurance Proceeds.  Notwithstanding anything to the contrary in the other provisions of this ARTICLE VII, the amount that any Indemnifying Party may be required to pay to an Indemnified Party pursuant to this ARTICLE VII shall be reduced (retroactively, if necessary) by any insurance proceeds or refunds actually recovered by or on behalf of the applicable Indemnified Party in reduction of the related Losses (on an after-Tax basis).  If an Indemnified Party receives the payment required by this ARTICLE VII from the Indemnifying Party in respect of Losses and subsequently receives insurance proceeds in respect of such Losses, then the Indemnified Party shall promptly repay to the Indemnifying Party a sum equal to the amount of such insurance proceeds or refunds actually received, net of costs and expenses and on an after-Tax basis, but not exceeding the amount paid by the Indemnifying Party to such

Indemnified Party in respect of such Losses.  No representation, warranty, covenant, or agreement contained in this Agreement is for the benefit of any insurer.

ARTICLE VIII
MISCELLANEOUS

Section 8.1             Entire Agreement.  This Agreement (together with the Disclosure Schedules, other Schedules and Exhibits annexed hereto) and the other Transaction Documents contain, and are intended as, a complete statement of all of the terms of the agreements among the Parties with respect to the matters provided for herein and therein, and supersede and discharge any previous agreements and understandings between the Parties with respect to those matters; provided, however, that the Confidentiality Agreement shall survive the execution and delivery hereof and the Closing hereunder and continue in full force and effect in accordance with its terms.

Section 8.2             Governing Law; Language.  This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, including Section 5-1401 of the New York General Obligations Law, as applied to contracts made and performed within the State of New York, without regard to any choice or conflicts of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of New York.  This Agreement has been negotiated and executed by the Parties in English.  In the event any translation of this Agreement is prepared for convenience or any other purpose, the provisions of the English version shall govern.  Certain Schedules and/or Exhibits to this Agreement are being executed in both English and Spanish or German.  If any doubt, misunderstanding or dispute arises in their interpretation, the English version shall govern.

Section 8.3             Dispute Resolution.  Any controversy, claim, or dispute between the Parties that arises out of or relates to this Agreement, including any claim or controversy relating to the interpretation, breach, termination, or invalidity of any provision hereof, shall be exclusively and finally settled pursuant to and in accordance with the Dispute Resolution Agreement.

Section 8.4             Headings.  The article and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

Section 8.5             Notices.  All notices and other communications hereunder shall be in writing and shall be delivered personally, telecopied (if receipt of which is confirmed by the Person to whom sent), or sent by internationally recognized overnight delivery service to the Parties at the following addresses (or to such other Person or address for a Party as specified by such Party by like notice) (notice shall be deemed given and received upon receipt, if delivered personally, by overnight delivery service or by telecopy, or on the third Business Day following mailing, if mailed, except that notice of a change of address shall not be deemed given and received until actually received):

(a)          If to Apex, Apex Sweden, or Apex Luxembourg, to it at:

c/o Apex Silver Mines Corporation
1700 Lincoln Street, Suite 3050
Denver, Colorado  80203  U.S.A.
Attention:  President
Telecopier: +1 (303) 839-5907

with a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203 U.S.A.
Attention:  Paul G. Thompson, Esq.
Telecopier:  +1 (303) 866-0200

with a further copy to:

Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202 U.S.A.
Attention:  Deborah J. Friedman, Esq.
Telecopier:  +1 (303) 893-1379

(b)          If to Sumitomo, to it at:

Sumitomo Corporation
8-11, Harumi, 1-chome,
Chuo-ku, Tokyo, 104-8610 Japan
Attention:  General Manager of the Non Ferrous Metals & Raw Materials Department
Telecopier: +81-3-5166-6423

with a copy to:

Morrison & Foerster LLP
1290 Avenue of the Americas
New York, New York 10104 U.S.A.
Attention:  Michael C. Graffagna, Esq.
Telecopier:  +1 (212) 468-7900

Section 8.6             Severability.  If at any time any covenant or provision contained herein is deemed in a final ruling of a court or other body of competent jurisdiction (including an arbitral tribunal convened in accordance with the Dispute Resolution Agreement) to be invalid or unenforceable, such covenant or provision shall be considered divisible and such covenant or provision shall be deemed immediately amended and reformed to include only such portion of such covenant or provision as such court or other body has held to be valid and enforceable; and the Parties agree that such covenant or provision, as so amended and reformed, shall be valid and binding as though the invalid or unenforceable portion had not been included herein.

Section 8.7             Amendment; Waiver.  No provision of this Agreement may be amended or modified except by an instrument or instruments in writing signed by the Parties and designated as an amendment or modification.  No waiver by any Party of any provision of this Agreement shall be valid unless in writing and signed by the Party making such waiver and designated as a waiver.  No failure or delay by any Party in exercising any right, power, or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right, power, or remedy preclude any further exercise thereof or the exercise of any other right, power, or remedy.  No waiver of any provision hereof shall be construed as a waiver of any other provision.

Section 8.8             Assignment and Binding Effect.  No Party may assign any of its rights or delegate any of its obligations under this Agreement without (a) the prior written consent of the other Parties, and (b) the complete written assumption by the assignee of all of the obligations of the assignor under this Agreement.  All of the terms and provisions of this Agreement shall be binding on, and shall inure to the benefit of, the respective successors and permitted assigns of the Parties.

Section 8.9             No Benefit to Others.  Except as expressly set forth herein, the representations, warranties, covenants, and agreements contained in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and they shall not be construed as conferring and are not intended to confer any rights, remedies, obligations, or liabilities on any other Person, unless such Person is expressly stated herein to be entitled to any such right, remedy, obligation, or liability.

Section 8.10           Counterparts.  This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

Section 8.11           Interpretation.

(a)           As used herein, except as otherwise indicated herein or as the context may otherwise require: (i) the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (ii) the words “hereof,” “herein,” “hereunder,” and comparable terms refer to the entirety of this Agreement, including the Exhibits, Disclosure Schedules, and other Schedules hereto, and not to any particular article, section, or other subdivision hereof or Exhibit, Disclosure Schedule, or Schedule hereto; (iii) any pronoun shall include the corresponding masculine, feminine, and neuter forms; (iv) the singular includes the plural and vice versa; (v) references to any agreement or other document are to such agreement or document as amended, modified, supplemented, and restated now or hereafter from time to time; (vi) references to any statute or regulation are to it as amended, modified, supplemented, and restated now or hereafter from time to time, and to any corresponding provisions of successor statutes or regulations; (vii) except as otherwise expressly provided in this Agreement, references to “Article,” “Section,” “preamble,” “recital,” or another subdivision or to an “Exhibit,” “Disclosure Schedule,” or “Schedule” are to an article, section, preamble, recital or subdivision hereof or an

“Exhibit,” “Disclosure Schedule,” or “ Schedule” hereto; and (viii) references to any Person or Entity include such Person’s or Entity’s respective successors and permitted assigns.

(b)           In this Agreement,

(i)                                     any reference to Sumitomo’s “knowledge,” and comparable terms including “know,” “known,” “aware,” or “awareness,” of a particular fact or other matter means the knowledge of one or more of the executive officers or directors of Sumitomo or the knowledge such individuals should be expected to know after conducting a due, appropriate, and reasonable investigation; and

(ii)                                  any reference to Apex’s “knowledge,” and comparable terms including “know,” “known,” “aware,” or “awareness,” of a particular fact or other matter means the knowledge of any of the following individuals or the knowledge such individuals should be expected to know after conducting a due, appropriate, and reasonable investigation:

(A)                              Keith R. Hulley, chairman and director of Apex;
(B)                                Jeffrey G. Clevenger, president, chief executive officer, and director of Apex;
(C)                                Harry M. Conger, director of Apex;
(D)                               Ove Hoegh, director of Apex;
(E)                                 Kevin R. Morano, director of Apex;
(F)                                 Terry M. Palmer, director of Apex;
(G)                                Charles B. Smith, director of Apex;
(H)                               Paul Soros, director of Apex;
(I)                                    Alan Edwards, executive vice president and chief operating officer of Apex;
(J)                                   Gerald J. Malys, senior vice president and chief financial officer of Apex;
(K)                               Marcel F. DeGuire, senior vice president of marketing and projects of Apex;

(L)                                 Terry L. Owen, senior vice president of project development of Apex;
(M)                            Jerry W. Danni, senior vice president of corporate affairs of Apex;
(N)                               Robert P. Vogels, vice president and controller of Apex;
(O)                               Robert B. Blakestad, vice president exploration of Apex;
(P)                                 Igor Levental, vice president, investor relations and corporate development of Apex;
(Q)                               Graham Buttenshaw, vice president and general manager of MSC; and
(R)                                Gerardo Garrett, vice president corporate of MSC.

(c)           Any reference herein to a “day” or number of “days” (without the explicit qualification of “Business”) shall be deemed to refer to a calendar day or number of calendar days.  If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

(d)           Any financial or accounting terms that are not otherwise defined herein shall have the meanings given thereto under generally accepted accounting principles as used in the U.S.  For purposes of each reference herein to an amount in Dollars in circumstances where the actual item is expressed in any other currency shall be considered a reference to the Dollar equivalent of such other currency on the relevant date of determination of such amount at the relevant noon buying rate in the City of New York for cable transfers in foreign currencies, as announced by the Federal Reserve Bank of New York for customs purposes (the “Reference Exchange Rate”).

Section 8.12           Rules of Construction.  The Parties agree that they have been represented by counsel during the negotiation, preparation, and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document shall be construed against the Party drafting such agreement or document.

Section 8.13           No Partnership.  No provision of this Agreement creates a partnership or joint venture between or among the Parties or makes any Party the agent of any other Party for any purpose.  No Party has the authority or power to bind, to contract in the name of, or to create any liability for any other Party in any way or for any purpose.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

APEX SILVER MINES LIMITED

By:	/s/ Jeffrey Clevenger
Jeffrey Clevenger
Its:	President & CEO

APEX LUXEMBOURG S.À R.L.

By:	/s/ Gerald Malys
Gerald Malys
Its:	Manager

APEX SILVER MINES SWEDEN AB

By:	/s/ Marcel DeGuire
Marcel DeGuire
Its:	Director

SUMITOMO CORPORATION

By:	/s/ Mitsuhiko Yamada
Mitsuhiko Yamada
Its:	Executive Officer and General Manager, Mineral Resources Division 1